SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by the Registrant  /X/
Filed by a Party other than the Registrant   /_/
Check the appropriate box:
/_/    Preliminary Proxy Statement
/_/ Confidential, for use by the Commission only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/_/    Definitive Additional Materials
/_/    Soliciting Material Pursuant to Rule 14a-12

                                    L90, Inc.

Payment of Filing Fee (Check the appropriate box):

/_/     No fee required.
/_/     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and0-11.
         1)    Title of each class of securities to which transaction applies:

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         2)    Aggregate number of securities to which transaction applies:

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         3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)    Proposed maximum aggregate value of transaction:

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         5)    Total fee paid:

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/X/      Fee paid previously with preliminary materials.


/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)    Amount previously paid:

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         2)    Form, Schedule or Registration Statement No.:

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         3)    Filing Party:

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         4)    Date Filed:

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


                                    L90, INC.
                               4499 Glencoe Avenue
                        Marina del Rey, California 90292



                                                                January 30, 2002


Dear Stockholder:


      You are cordially invited to attend the special meeting of stockholders of L90, Inc. to be held at the main offices of L90, 4499 Glencoe Avenue, Marina del Rey, California 90292 on Tuesday, February 26, 2002 at 11:00 AM local time.

      At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt a merger agreement whereby we will become a wholly-owned subsidiary of eUniverse, Inc. and a proposal with respect to our 1999 Stock Incentive Plan. In the merger, you will be entitled to receive $0.2047 in cash, for each share of our common stock that you own immediately prior to the merger. In addition, immediately before the consummation of the merger we intend to make a special cash distribution to our stockholders, currently estimated to be between $1.80 and $2.00 per share. Both the merger consideration and the special distribution are subject to downward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger. Consequently, you will be entitled to receive an expected total of between $2.00 and $2.20 per share from the merger and the special distribution. If the merger is not consummated, there will be no special distribution.


      The Board of Directors has unanimously approved the merger agreement and the related transactions. The Board of Directors believes that the terms and provisions of the merger agreement and of the proposed merger are fair to and in the best interests of our stockholders. Therefore, the Board of Directors recommends that you vote in favor of the approval and adoption of the merger agreement and the merger.

      The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully. Do not send any certificates representing our common stock at this time. If the merger is consummated, detailed instructions will be mailed to you.

      The proposed merger is an important decision for us and our stockholders. It cannot occur unless, among other things, the merger agreement is approved and adopted by an affirmative vote of the holders of a majority of all of our issued and outstanding shares of common stock. Whether or not you plan to attend the special meeting, I urge you to sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the special meeting. Failure to return an executed proxy card will constitute, in effect, a vote against approval and adoption of the merger agreement and the merger.

                                        Sincerely,

                                        /s/ John C. Bohan
                                        President and Chief Executive Officer




      This proxy statement and proxy are being mailed to L90 Stockholders beginning on or about January 30, 2002.


                             YOUR VOTE IS IMPORTANT
                        PLEASE RETURN YOUR PROXY PROMPTLY

                                    L90, INC.
                               4499 Glencoe Avenue
                        Marina del Rey, California 90292
                                 (310) 751-0200



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 26, 2002


Dear Stockholder:


      You are invited to attend the special meeting of the stockholders of L90, Inc., a Delaware corporation, which will be held on February 26, 2002 at 11:00 AM, at 4499 Glencoe Avenue, Marina del Rey, California 90292, for the following purposes:


      1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 2, 2002, among L90, Inc., eUniverse, Inc. and L90 Acquisition Corporation, pursuant to which (a) L90 Acquisition Corporation will be merged with and into L90, with L90 continuing as the surviving corporation and a wholly-owned subsidiary of eUniverse, and (b) stockholders of L90 will be entitled to receive $0.2047 in cash, subject to adjustment, without interest, for each share of our common stock;

      2. To consider and vote upon a proposal to amend our 1999 Stock Incentive Plan to clarify that any options granted pursuant to the plan remaining unexercised at the effective time of certain transactions, including the merger, shall terminate unexercised by virtue of any such transaction and be cancelled without any action on the part of the holder thereof; and

      3. To transact such other business as may properly come before the meeting.


      The Board of Directors has fixed the close of business on January 25, 2002 as the record date for determination of the holders of common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.


      Your attention is directed to the accompanying proxy statement. We invite all stockholders to attend the special meeting. To ensure that your shares will be voted at this meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you attend this meeting, you may vote in person, even though you have sent in your proxy.

      Stockholders of L90 who have given notice of their intent to assert their appraisal rights prior to the special meeting and who do not vote in favor of the merger agreement will have the right to dissent and to obtain payment of the "fair value" of their shares if the merger is completed and they comply with the procedures of Delaware law explained in the accompanying proxy statement and attached as Annex B to the accompanying proxy statement.

                                     By Order of the Board of Directors,

                                     /s/ John C. Bohan

                                     John C. Bohan
                                     President and Chief Executive Officer

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the special meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.


Los Angeles, California
January 30, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


PROPOSAL 1 -  PROPOSED MERGER.................................................1

     Summary Of Proposal......................................................1

     Questions And Answers About The Merger...................................3

     Summary Of Merger........................................................5

     Background Of The Merger................................................12

          Stock Price Information............................................15

          Reasons For The Merger And Recommendation Of Our Board
          Of Directors.......................................................15

          Opinion Of Our Financial Advisor...................................16

          Indemnification And Insurance......................................22

          Effects Of The Merger..............................................22

          NASDAQ Listing; Federal Securities Law Consequences................23

          Conduct Of Our Business If The Merger Is Not Consummated...........23

          Financing The Merger...............................................23

          Regulatory Matters.................................................23

          Federal Income Tax Consequences....................................23

          How To Demand Payment For And Appraisal Of Your Shares.............25

     Important Provisions Of The Merger Agreement............................27

          Effective Time.....................................................27

          The Merger; Merger Consideration...................................27

          Payment Of Merger Consideration....................................28

          Treatment Of Option Plans And Warrants.............................29

          Representations And Warranties.....................................29

          Agreements And Obligations Of The Parties Pending The Effective
          Time...............................................................30

          Takeover Proposals.................................................32

          Indemnification Of Directors And Officers..........................32

          Other Agreements...................................................32

          Special Distribution...............................................34

          Conditions To The Merger...........................................34

          Termination........................................................35

          Payment of Fees And Expenses.......................................35

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----




PROPOSAL 2 -  AMENDMENT OF STOCK PLAN........................................36

     The Proposal............................................................36

     Summary of the Provisions of the Plan...................................37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............40

EXECUTIVE COMPENSATION.......................................................41

     Summary Compensation Table..............................................41

     Option Grants in Last Fiscal Year.......................................43

     Securities Subject to Option Grants.....................................43

     Aggregate Option Exercised in Last Fiscal Year and Fiscal Year End
     Option Values...........................................................44

GENERAL INFORMATION..........................................................45

TRANSACTION OF OTHER BUSINESS................................................46

FUTURE STOCKHOLDER PROPOSALS.................................................46

AVAILABLE INFORMATION........................................................47


ANNEX A - AGREEMENT AND PLAN OF MERGER

ANNEX B - SECTION 262 OF THE DELAWARE LAW

ANNEX C - OPINION OF SG COWEN

                                    L90, INC.
                               4499 Glencoe Avenue
                        Marina del Rey, California 90292
                                 (310) 751-0200



               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 26, 2002

      This proxy statement describes two proposals. The first proposal is to approve and adopt the Agreement and Plan of Merger dated as of January 2, 2002, among L90, Inc., eUniverse, Inc. and L90 Acquisition Corporation pursuant to which (a) L90 Acquisition Corporation will be merged with and into L90, with L90 continuing as the surviving corporation and a wholly-owned subsidiary of eUniverse, and (b) stockholders of L90 will be entitled to receive $0.2047 in cash, subject to adjustment, without interest, for each share of our common stock. The second proposal is to approve an amendment to our 1999 Stock Incentive Plan to clarify that any options granted pursuant to the plan remaining unexercised at the effective time of certain transactions, including the merger, shall terminate unexercised by virtue of any such transaction and be cancelled without any action on the part of the holder thereof. The second proposal is described further beginning on page 36.

      We have scheduled a special meeting of our stockholders to consider and vote upon the proposed merger agreement and the merger and the amendment of our 1999 Stock Incentive Plan to provide for termination of the options issued pursuant to the stock incentive plan as a result of certain transactions, including the proposed merger. The special meeting is scheduled to take place on Tuesday, February 26, 2002 at 11:00 AM local time, at the offices of L90, 4499 Glencoe Avenue, Marina del Rey, California 90292. You can vote at this meeting if you were a stockholder of record of L90 at the close of business on January 25, 2002.



                          PROPOSAL 1 - PROPOSED MERGER


Summary of Proposal

      We have entered into a merger agreement with eUniverse, Inc., and eUniverse's wholly-owned subsidiary, L90 Acquisition Corporation, dated as of January 2, 2002, under which eUniverse will acquire L90, if our stockholders approve and adopt the merger agreement and other conditions are satisfied. The material terms of the proposed merger and the related transactions are as follows. Please read the entire proxy statement and its annexes for a more complete description of each of these terms.


            Consideration (Page 27)


      If the merger is approved and adopted, you will receive $0.2047 in cash, subject to adjustment, without interest, for each share of our common stock that you own when the merger occurs, unless you choose to dissent from the merger and seek appraisal of the fair value of your shares, as described below under "Appraisal Rights." The consideration you receive in the merger could be adjusted downward to the extent additional shares of our common stock are issued prior to the effective time of the merger so as to increase the number of our shares outstanding to a number greater than 24,913,035.

      In addition, immediately before the consummation of the merger we intend to distribute an amount of cash to all stockholders of record equal to all of our available cash minus an amount required to be retained by L90 pursuant to the merger agreement. Our Board of Directors anticipates that the amount of this special distribution will be between $1.80 and $2.00 per share, subject to downward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger.

      The $0.2047 per share proposed merger consideration, together with the proposed special distribution to stockholders, represents between a 28.2% and 41.0% premium over the closing price of our common stock on January 2, 2002, the trading day prior to the announcement of the merger, and between a 57.9% and 73.7% premium over the average closing price of our common stock for the 60 trading days prior to the announcement.

      In this proxy statement, we refer to the merger and the special distribution collectively as the transaction, and the merger consideration and the amount of the special distribution collectively as the transaction price.


            Effects Of The Merger On Our Company (Page 27)


      If the merger is approved and adopted, we will become a wholly-owned subsidiary of eUniverse and will no longer be a public company. All options and warrants to purchase our common stock will be terminated and be cancelled, other than certain warrants.


            Who Is eUniverse, Inc.? (Page 6)


      eUniverse, Inc. is a Nevada corporation engaged in developing and operating a network of Internet web sites providing entertainment-oriented services. Among other things, it provides online advertising and games on its network of web sites, operates a transaction based on-line dating service and sells various products and services over the Internet.


            Approval By Our Board Of Directors (Page 15)


      Our Board of Directors has unanimously approved the merger agreement and declared its advisability, and believes that it and the transaction are fair to and in the best interests of our stockholders.


            Opinion Of Financial Advisor (Page 16)


      SG Cowen Securities Corporation, which has served as our financial advisor in connection with the merger, delivered its written opinion dated January 2, 2002 to our Board, to the effect that, as of that date and subject to the assumptions, qualifications and limitations set forth in its written opinion, the transaction price to be paid in connection with the transaction was fair, from a financial point of view, to our stockholders. SG Cowen did not opine separately on either the amount of the merger consideration or the amount of the special distribution. SG Cowen's opinion does not constitute an opinion as to the merits of the merger or the transaction or a recommendation to any stockholder as to how to vote on the proposed transaction.

      The full text of their opinion, which sets forth the assumptions made, procedures followed, other matters considered and the limits of their review in connection with the merger, is attached as Annex C and is incorporated by reference in this proxy statement. We encourage you to read the opinion in its entirety.

            Vote Required To Approve And Adopt The Merger Agreement


      The merger and merger agreement must be approved and adopted by the holders of a majority of the issued and outstanding shares of our common stock. John C. Bohan (our President and Chief Executive Officer), William M. Apfelbaum (our Chairman of the Board of Directors), Mark Roah (one of our directors) and Christopher J. Cardinali (one of our directors) have each entered into a voting agreement with eUniverse under which they have agreed to vote the shares of our company beneficially owned by them, approximately 35.8% in the aggregate of our current outstanding common stock, in favor of the merger and the merger agreement.

            Appraisal Rights (Page 25)


      If you do not vote in favor of the merger and the merger agreement, and you follow the required procedures under Delaware law, you may receive the fair value of your L90 common stock as determined in an appraisal proceeding. This judicially determined fair value could be equal to, less than or more than $0.2047 per share.

Questions And Answers About the Merger


      We intend the following questions and answers to provide brief answers to frequently asked questions regarding the merger. These questions and answers do not and are not intended to address all questions that may be important to you. You should carefully read the entire proxy statement as well as all annexes in their entirety.

Q:          What is the proposed transaction?

A:          eUniverse will acquire L90 pursuant to the merger of eUniverse's wholly owned subsidiary, L90 Acquisition Corporation, into L90, with L90 continuing as the surviving corporation and a wholly-owned subsidiary of eUniverse. After the merger, our shares of common stock will cease to be publicly traded. All options and warrants will be terminated and be cancelled, other than certain warrants.

Q:          Who are eUniverse, Inc. and L90 Acquisition Corporation?


A:          eUniverse, Inc. is a Nevada corporation engaged in developing and operating a network of web sites providing entertainment-oriented services. L90 Acquisition Corporation, a Delaware corporation, is wholly-owned by eUniverse. L90 Acquisition Corporation's sole purpose is to enter into the merger agreement and to merge with and into L90 if the merger is effected.


Q:          What will I receive in the merger?


A:          Our stockholders, other than eUniverse, L90 itself, any subsidiaries of eUniverse or L90 and our stockholders who dissent and seek appraisal rights for their shares, will be entitled to receive $0.2047 in cash, subject to adjustment, without interest, for each share of our common stock owned by them immediately prior to the merger. The consideration you receive in the merger could be adjusted downward to the extent additional shares of our common stock are issued prior to the effective time of the merger. In addition, immediately before consummation of the merger we intend to distribute an amount of cash to all of our stockholders of record equal to all of our available cash, minus an amount required to be retained by us pursuant to the merger agreement. We anticipate that the amount of the special distribution will be between $1.80 and $2.00 per share, subject to downward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger.


Q:          Why is the Board of Directors recommending that I vote for the merger agreement?


A:          In the opinion of our Board of Directors, the terms and provisions of the merger agreement and the proposed merger, together with the proposed special distribution to stockholders, are fair to and in the best interests of our stockholders. The Board of Directors has accordingly unanimously approved the merger agreement and declared it advisable. To review the background and reasons for the merger in greater detail, see pages 12 through 16 of this proxy statement.


Q:          How did the Board of Directors make sure this price per share I will receive in the transaction is fair to me?

A:          In addition to its own business judgment, our Board received from SG
Cowen an opinion dated January 2, 2002, to the effect that, as of that date and subject to the assumptions, qualifications and limitations set forth in the opinion, the transaction price offered in connection with the transaction was fair to the L90 stockholders from a financial point of view. SG Cowen did not opine separately on either the amount of the merger consideration or the amount of the special distribution.

Q:          What are the disadvantages to me of merging L90 with L90 Acquisition
Corporation?


A:          Following the proposed merger, the current holders of our common stock will no longer have the opportunity to benefit from any earnings or growth of our company or eUniverse. We will cease to be publicly traded.


Q:          What conditions are there to the obligations of the parties to complete the merger?

A:          The merger is subject to customary conditions to the obligations of the parties to complete it, including the approval of our stockholders of the merger agreement, the receipt of various consents from third parties, the delivery of various ancillary documents and agreements and the truthfulness in all material respects of the parties' representations and warranties made in the merger agreement.

Q:          When do you expect the merger to be completed?


A:          On or about February 28, 2002.


Q:          What are the advantages to me of merging L90 with L90 Acquisition
Corporation?

A:          The merger consideration plus the amount of the special distribution will result in our stockholders receiving a premium over the recently prevailing market price of our common stock, and they will no longer face the risks of declines in our stock price or earnings.

Q:          What potential conflicts of interest does the Board of Directors have in recommending approval of the merger agreement?


A:          We are not aware of any potential conflicts of interest of our Board of Directors with respect to the approval of the merger agreement or the transaction. To review the factors considered by the Board of Directors in approving the merger agreement, see page 15 of this proxy statement.


Q:          What vote is required to approve and adopt the merger agreement?


A:          The holders of a majority of the issued and outstanding shares of our common stock must vote to approve and adopt the merger agreement. John C. Bohan (our President and Chief Executive Officer), William M. Apfelbaum (our Chairman of the Board of Directors), Mark Roah (one of our directors) and Christopher J. Cardinali (one of our directors) have each entered into a voting agreement with eUniverse under which they have agreed to vote the shares of our company beneficially owned by them, approximately 35.8% in the aggregate of our current outstanding common stock, in favor of the merger and the merger agreement.


Q:          What will happen if the merger does not occur?

A:          If the merger does not occur, we will continue to operate as an independent, publicly held company. We will continue to consider and, as appropriate, pursue strategic alternatives. We will not make the special distribution.

Q:          What do I need to do now?

A:          After carefully reading and considering the information contained in this proxy statement, please complete, sign and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q:          What do I do if I want to change my vote?

A:          You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send us a written statement that you would like to revoke your proxy (which, to be effective, must be received by us prior to the vote at the special meeting). Second, you can send in a later-dated, signed proxy card to our Secretary before the special meeting. Third, you can attend the special meeting in person, notify us in writing that you are revoking your proxy card and cast your vote at the special meeting. If your shares are held by a broker, you must follow the directions provided by your broker to have your shares voted or to change your instructions.

Q:          If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:          Your broker will vote your shares only if you provide instructions on how to vote. Your broker will contact you regarding the procedures necessary for it to vote your shares. Please tell your broker how you would like it to vote your shares. If you do not tell your broker how to vote, your shares will not be voted at the meeting, which will have the effect of a vote against the proposed merger and the merger agreement.

Q:          If I send in my proxy card but forget to indicate my vote, how will my shares be voted?

A:          If you sign and return your proxy card but do not indicate how your shares are to be voted at the special meeting, the shares represented by your proxy will be voted for the approval and adoption of the merger and the merger agreement.

Q:          When and where is the special meeting?


A:          The special meeting will be held on February 26, 2002 at 11:00 AM local time, at the offices of L90, 4499 Glencoe Avenue, Marina del Rey, California 90292.


Q:          What is the effect if I do not vote?


A:          If you do not submit a proxy card or do not vote in person at the special meeting or if you abstain from voting for the merger, it will have the effect of a vote against the merger agreement.


Q:          Who can vote at this special meeting?


A:          Holders of record of our common stock at the close of business on
January 25, 2002 may vote at the special meeting. Each share of common stock is entitled to one vote.


Q:          Do I have appraisal rights in connection with the merger?

A:          Yes, under Delaware law, you are entitled to appraisal rights. If you do not vote in favor of the merger and you properly elect to exercise your appraisal rights, as described under "The Merger-Appraisal Rights" and in Annex B, you may receive payment of the "fair value" of your L90 common stock as determined in an appraisal proceeding conducted by the Delaware Court of Chancery. The fair value could be equal to, less than or more than $0.2047 per share. You do not have appraisal rights in connection with the special distribution.

Q:          How do I get paid for my L90 common stock?

A:          If the merger is approved and consummated, you will be mailed detailed instructions, which will explain how to exchange your stock certificates for the merger consideration. Do not send in your stock certificates now. You do not have to take any action to receive the special distribution; however, you must be a stockholder on the record date for the special distribution.

Q:          What are the tax consequences to stockholders of the merger?

A:          For income tax purposes, generally the receipt of cash by our stockholders will be a taxable transaction. We urge all stockholders to consult their tax advisors to determine the effect of the merger under federal tax law (or foreign tax law where applicable), under their own state and local tax laws.

Q:          Who can help answer my questions?

A:          If you have more questions about the merger, you should contact
Peter Huie, our General Counsel, Secretary and Vice President of Corporate Affairs. He can be reached at 310-751-0200, or via email at peterh@l90.com.

Summary of Merger

      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposal fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, including the annexes, and the other documents to which this proxy statement refers. We have included page references parenthetically to direct you to a more complete description of each topic presented in this summary. The Agreement and Plan of Merger is attached as Annex A to this proxy statement. We encourage you to read that agreement as it is the legal document that governs the proposed merger.


Parties To The Merger


L90, Inc.
4499 Glencoe Avenue, Marina del Rey, California  90292


      We are an online media and direct marketing company that works with marketers and publishers to build valuable relationships with customers on the Internet. We provide advertisers with brand name sites, network reach and innovative programs for online advertising and direct marketing. We have advertising representation relationships with web sites that are grouped into various targeted channels, such as Automotive, Entertainment and Travel, which offer marketers an attractive platform to target consumers. Headquartered in Los Angeles, L90 has additional offices in New York; San Francisco; Chicago; Miami; Seattle; Minneapolis; Valhalla, New York; and Greenwich, Connecticut.


eUniverse, Inc.
6300 Wilshire Boulevard, Suite #1700, Los Angeles, California  90048

      eUniverse is a Nevada corporation engaged in developing and operating a network of web sites providing entertainment-oriented services. Among other things, it provides online advertising and games on its network of web sites, operates a transaction based on-line dating service, and sells various products and services over the Internet. eUniverse conducts operations from facilities located in Los Angeles, CA; San Francisco, CA; New York, NY; and Mount Vernon, WA. It previously engaged in sales of audio CD's, videotapes (VHS), and digital videodisks (DVD's) over the Internet, prior to the discontinuation of these operations in October 2000.

L90 Acquisition Corporation
6300 Wilshire Boulevard, Suite #1700, Los Angeles, California  90048

      L90 Acquisition Corporation is a Delaware corporation that is wholly owned by eUniverse. eUniverse formed L90 Acquisition Corporation in December 2001. The sole purpose of L90 Acquisition Corporation is to enter into the merger agreement and be merged with and into L90.

Recommendation Of Our Board Of Directors


      Our Board of Directors unanimously approved the merger agreement and declared its advisability, and it recommends that you vote to approve and adopt the merger agreement. Our Board of Directors believes that the merger and the terms and provisions of the merger agreement, including the $0.2047 per share cash consideration and in light of the special distribution described herein, are fair to and in the best interests of our stockholders.

Factors Considered By Our Board Of Directors


      Our Board determined to enter into the merger agreement and to recommend that our stockholders approve and adopt the merger agreement in pursuit of our long-term business strategy to join with a company with a strong commitment to the Internet advertising business. The decision of our Board was the result of its careful consideration of a range of strategic alternatives in the pursuit of its long-term business strategy, and to maximize stockholder value. In reaching its decision to approve and recommend approval and adoption of the merger agreement, the Board of Directors considered a number of factors, including the following:

    o the $0.2047 per share proposed merger consideration, together with the proposed special distribution to stockholders, represents between a 28.2% and 41.0% premium over the closing price of our common stock on January 2, 2002, the trading day prior to the announcement of the merger, and between a 57.9% and 73.7% premium over the average closing price of our common stock for the 60 trading days prior to the announcement;

    o our Board of Directors' belief that the merger is fair to and in the best interests of our stockholders, and it is unlikely that any other party would propose an acquisition or strategic business combination that would be more favorable to us and our stockholders based on discussions between us and other companies during the past 18 months;

    o the opinion of SG Cowen delivered to our Board on January 2, 2002, to the effect that, as of that date, and subject to the assumptions, qualifications and limitations set forth in its opinion, the transaction price to be paid in connection with the transaction was fair to our stockholders from a financial point of view (see the section of this proxy statement entitled "Opinion of Our Financial Advisor");

    o the volatility of and other factors affecting the stock market in general (including the Internet advertising industry) and the market for our common stock in particular made it impossible to predict with any certainty the future market price of our common stock;

    o the opportunity for the combined company to sell our services through eUniverse's sales network and to its customer base, and sell eUniverse's products and services through our sales network to our customers, and achieve cost synergies and economies of scope and scale associated with a business consolidation by eliminating duplicative costs;

    o the strong likelihood that the conditions to the merger will be satisfied given their customary nature;

    o    the fluctuation in the price of our common stock;

    o    the anticipated decrease in our revenues;

    o the depressed valuation of Internet-based businesses afforded by the securities markets;

    o the softness in the advertising industry in general, and the Internet advertising industry in particular; and

    o the fact that the merger agreement was the result of arms length bargaining between eUniverse and us.


Effects Of The Merger; Merger Consideration


    Upon consummation of the merger:

    o L90 Acquisition Corporation will be merged with and into L90, with L90 continuing as the surviving corporation and becoming a wholly-owned subsidiary of eUniverse;

    o Each share of our common stock outstanding at the date and time the merger becomes effective (other than shares owned by stockholders who properly exercise their appraisal rights under Delaware law, L90 and eUniverse) will be converted into the right to receive $0.2047 in cash, subject to adjustment, without interest (the consideration you receive in the merger could be adjusted downward to the extent additional shares of our common stock are issued prior to the effective time of the merger);

    o    Holders of our common stock will no longer have any interest in L90;

    o Unexercised options and warrants will be terminated and be cancelled, other than certain warrants as described below; and

    o Our shares of common stock will be delisted from the Nasdaq National Market, and there will be no further public market for the shares.

      In addition, immediately before the consummation of the merger we intend to make a special cash distribution to our stockholders, currently estimated to be between $1.80 and $2.00 per share, subject to downward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger.

The Special Meeting


      The special meeting will be held at the offices of L90, 4499 Glencoe Avenue, Marina del Rey, California 90292 on Tuesday, February 26, 2002 at 11:00 AM local time. At the special meeting stockholders will be asked to consider and vote upon the approval and adoption of the merger of L90 Acquisition Corporation into L90, after which L90 will become a wholly-owned subsidiary of eUniverse, and the merger agreement relating thereto.


      The approval of at least a majority of the issued and outstanding shares of our common stock is required to approve and adopt the merger agreement.

Record Date, Voting At The Special Meeting


      You are entitled to vote at the special meeting if you owned L90 shares as of the close of business on the record date of January 25, 2002. On the record date, there were 24,990,255 shares of common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of common stock they owned on the record date.

Appraisal Rights


      L90 is incorporated under Delaware law. Under Delaware law, any L90 stockholder who does not vote in favor of the approval and adoption of the merger agreement and who properly exercises his, her or its appraisal rights will be entitled to receive the "fair value" of his, her or its L90 shares. In order to receive the fair value for their shares, L90 stockholders seeking to exercise their appraisal rights must:

    o    not vote in favor of the merger;

    o deliver to us prior to a vote on the merger at the special meeting a written notice of their intent to demand "fair value" for their shares;

    o continue to hold their shares on the date of effectiveness of the merger; and

    o strictly follow each of the other requirements of Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Annex B.


      Any stockholder who wishes to deliver a written notice of intent to demand payment of the "fair value" of his, her or its shares must deliver, prior to a vote on the merger at the special meeting, a written notice to L90, Inc., 4499 Glencoe Avenue, Marina del Rey, California 90292, Attention: General Counsel.

Share Ownership Of Management And Directors

      On the record date, our directors and executive officers owned and are entitled to vote 8,491,168 (approximately 34.0%) of our issued and outstanding shares of common stock. Each director and executive officer has expressed an intent to vote his or her shares in favor of the merger and the merger agreement. John C. Bohan (our President and Chief Executive Officer), William M. Apfelbaum (our Chairman of the Board of Directors), Mark Roah (one of our directors) and Christopher J. Cardinali (one of our directors) have each entered into a voting agreement with eUniverse under which they have agreed to vote the shares of our company beneficially owned by them, approximately 35.8% in the aggregate of our current outstanding common stock, in favor of the merger and the merger agreement. As a result of these voting agreements and these present intentions of the directors and executive officers, the affirmative vote of an additional 4,003,959 shares will be required to satisfy the voting requirement, subject to upward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger.

Conditions To The Merger


      The obligation of each party to consummate the merger is subject to the following conditions, any of which may be waived, in writing:

    o    our stockholders have approved and adopted the merger agreement;

    o there is no legal or regulatory restraint or prohibition preventing the consummation of the merger; and

    o the parties have timely obtained from each governmental entity all approvals, waivers and consents necessary for consummation of the merger.

      In addition, our obligation to consummate and effect the merger is subject to a number of conditions, which may be waived in writing, including the following:

    o    there has not occurred any material adverse effect on eUniverse; and

    o each of the representations and warranties of eUniverse are true in all material respects on and as of the effective time of the merger.

      In addition, eUniverse's obligation to consummate and effect the merger is subject to a number of conditions, which may be waived in writing, including the following:


    o certain of our representations and warranties are true in all material respects on and as of the effective time of the merger;

    o certain of our representations and warranties are true if the failure to be true would have a material adverse effect on our company;

    o    there has not occurred any material adverse effect on our company;


    o eUniverse has received letters of resignation from each of our directors and officers;

    o each of John Bohan, Mark Roah and Christopher J. Cardinali have executed non-solicitation agreements with L90, which provide that each of them will not solicit either (1) web sites with whom eUniverse has or is negotiating for an exclusive relationship or (2) certain advertisers;

    o each of John Bohan, Thomas Sebastian, Mark Roah and Christopher J. Cardinali have executed a termination and release agreement and each of Keith Kaplan, Thomas Sebastian and Peter Huie have executed and delivered their respective consulting agreements with L90;


    o each of William Apfelbaum, John Bohan, Mark Roah and Christopher J. Cardinali has agreed in writing to vote for approval and adoption of the merger agreement pursuant to voting agreements;

    o    eUniverse shall have completed its review of our closing balance sheet;
         and

    o we will have (1) terminated certain agreements with Akamai Technologies, Inc. and Exodus Communications, (2) paid all amounts we owe to any law firm, accounting firm, investment banking firm or any other professional advisor, (3) terminated our employment of certain of our employees, (4) paid all amounts to which any employee is entitled under any severance arrangement, (5) paid our entire commitment to DoubleClick Inc. under certain agreements, (6) purchased a "tail" policy to our existing directors and officers liability insurance, (7) settled an earnout payable under an agreement with Novus List Marketing LLC, (8) paid the participants of our Direct/Offline 2001 and 2002 Bonus Plan to settle any bonuses and obtained relevant releases, and
         (9) terminated and cancelled all of the options to purchase our common stock.


Termination Of Merger Agreement


      L90 and eUniverse may mutually agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if:

    o without fault of the terminating party, the effective time of the merger has not occurred on or before April 30, 2002 (or such later date as may be agreed upon in writing by the parties);

    o without fault of the terminating party, there is an applicable federal or state law that makes consummation of the merger illegal or otherwise prohibited or any court or government has taken any action prohibiting the merger;

    o without fault of the terminating party, the required approval of our stockholders has not been obtained by reason of the failure to obtain the required vote upon a vote duly held at the special meeting or at any adjournment or postponement;


    o we have withdrawn or modified our recommendation of the merger agreement or the merger in a manner adverse to eUniverse, or our Board of Directors has recommended any superior proposal (as defined under "Takeover Proposals" on Page 32);

    o we receive an unsolicited proposal that constitutes a superior proposal (as defined under "Takeover Proposals" on Page 32), and either we breach our obligations to promptly notify eUniverse or fail to terminate discussions with the maker of this proposal; or


    o a tender offer or exchange offer for 15% or more of our outstanding shares of capital stock is made and our Board of Directors fails to recommend against acceptance of, or takes no position with respect to the acceptance of, this offer.

      In addition, eUniverse may terminate the merger agreement if:

    o we materially breach any of our representations, warranties or obligations under the merger agreement and do not cure this breach in a timely manner; or

    o    we fail to call and hold the special meeting by March 31, 2002.

      In addition, we may terminate the merger agreement if eUniverse materially breaches any of its representations, warranties or obligations under the merger agreement and does not cure this breach in a timely manner.


Payment Of Fees And Expenses

      Whether or not the merger is consummated, except as provided below, all fees and expenses incurred with the merger will be paid by the party incurring the expenses.

      We must pay eUniverse a termination or "break-up" fee if the merger agreement is terminated by eUniverse or us if:


    o we withdraw or modify our recommendation of the merger agreement or the merger in a manner adverse to eUniverse, or our Board of Directors has recommended any superior proposal (as defined under "Takeover Proposals" on Page 32);

    o we receive an unsolicited proposal that constitutes a superior proposal (as defined under "Takeover Proposals" on Page 32), and either we breach our obligations to promptly notify eUniverse or fail to terminate discussions with the maker of this proposal;


    o a tender offer or exchange offer for 15% or more of our outstanding shares of capital stock is made and our Board of Directors fails to recommend against acceptance of, or takes no position with respect to the acceptance of, this offer;


    o the effective time of the merger has not occurred on or before April 30, 2002 (or such later date as may be agreed upon in writing by the parties), and we have received an unsolicited superior proposal (as defined under "Takeover Proposals" on Page 32) or an offer for 15% or more of our shares of common stock that we have either accepted or not rejected as of the date of the special meeting; or

    o the required approval of our stockholders has not been obtained by reason of the failure to obtain the required vote upon a vote duly held at the special meeting or at any adjournment or postponement, and we have received an unsolicited superior proposal (as defined under "Takeover Proposals" on Page 32) or an offer for 15% or more of our shares of common stock that we have either accepted or not rejected as of the date of the special meeting.

      In addition, if we have received an unsolicited superior proposal (as defined under "Takeover Proposals" on Page 32) or an offer for 15% or more of our shares of common stock that we have either accepted or not rejected as of the date of the special meeting, we must pay eUniverse a termination or "break-up" fee if the merger agreement is terminated by eUniverse where, due in whole or in part to our failure to use our best efforts to comply with the merger agreement:


    o we materially breach any of our representations, warranties or obligations under the merger agreement and do not cure this breach in a timely manner; or

    o    we fail to call and hold the special meeting by March 31, 2002.

      The termination or "break-up" fee is equal to $510,000 plus reimbursement for all out-of-pocket costs and expenses incurred by eUniverse in connection with the merger agreement and the transaction, including, without limitation, filing fees and the reasonable fees and expenses of its accountants and legal counsel.

Special Distribution

      As a condition to consummating the merger, we intend to declare a special distribution to our stockholders as of the record date for the special distribution. The amount of the special distribution will be an amount equal to our unrestricted cash, less $4,840,000, and less all amounts paid to fulfill our pre-closing obligations as described in the section entitled, "Important Provisions of the Merger Agreement - Conditions to the Merger." We currently anticipate that the amount of the special distribution will be between $1.80 and $2.00 per share, subject to downward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger.


Material Federal Income Tax Consequences

      The receipt of the special distribution should be controlled by section 301 of the Internal Revenue Code. Stockholders should recognize gain to the extent we have any current or accumulated earnings and profits with respect to the taxable year in which the special distribution is made. However, we do not anticipate any current or accumulated earnings and profits in the taxable year in which the special distribution will be made. Accordingly, amounts received pursuant to the special distribution should reduce the stockholder's basis in our shares. To the extent the amount of the special distribution received exceeds a stockholder's basis in our shares, the stockholder should recognize capital gains on these amounts. The receipt of cash by one of our stockholders pursuant to the merger should be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A stockholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of his, her or its L90 common stock and the amount of cash received in exchange therefor in the merger or pursuant to the special distribution. This gain or loss will be a capital gain or loss if our common stock is a capital asset in the hands of the stockholder and will be a long-term capital gain or loss if the holding period exceeds one year. The above tax treatment is subject to potential re-characterization by the Internal Revenue Service as described in greater detail under "Federal Income Tax Consequences" on page 23. If the merger is approved, each stockholder will need to provide us with a valid taxpayer identification number in order to avoid backup withholding on the amount of cash received in connection with the merger at the rate of 31%.

Financing The Merger


      eUniverse intends to fund the aggregate merger consideration to our stockholders and to pay related fees, expenses and other transaction costs of eUniverse through cash on hand. The merger is not conditioned on obtaining financing.

Background of the Merger

      In July 2000, we retained SG Cowen Securities Corporation to serve as exclusive financial advisor to us in connection with a possible sale. Over the course of the relationship, we consulted with SG Cowen on various potential transactions in the Internet advertising and marketing industry. Throughout the discussions with eUniverse, we consulted on a continuing basis with SG Cowen on the financial terms of the proposed merger, as well as the proposed special distribution to our stockholders.


      On December 19, 2000, Richard Rosenblatt introduced Mr. John Bohan, President and Chief Executive Officer of our company, to Mr. Brad Greenspan, Chairman of the Board of Directors and Acting Chief Executive Officer of eUniverse, at a social engagement.

      In January 2001, Messrs. Bohan, Greenspan and Rosenblatt met twice, first to discuss opportunities for L90 and eUniverse to work together, and second to discuss a potential partnership between the two companies. William Apfelbaum, our Chairman of the Board, attended the second meeting.


      In February 2001, our sales executives began to work with eUniverse by buying advertising on the eUniverse site. This working relationship continued over the course of calendar year 2001. Over the course of the relationship, we were impressed with eUniverse's ability to generate significant consumer traffic at a fraction of the marketing costs of the other Top 20 web sites, and eUniverse was impressed with our top ad sales team and inroads with traditional "brick and mortar" advertisers.

      In September 2001, Messrs. Bohan and Greenspan discussed via telephone the possibility of merging L90 with eUniverse. The primary focus of the conversations was the opportunity to generate more advertising and direct marketing revenue and higher margins through a combined company.

      In late September 2001, Messrs. Bohan, Greenspan, Rosenblatt, and Brett Brewer, a Director and Co-President of eUniverse, met to discuss our business model and web-based advertising sales unit in connection with eUniverse's consideration of a merger with us.


      On October 2, 2001, Messrs. Bohan, Greenspan, Brewer and Rosenblatt met to discuss a potential merger of our company with eUniverse, including the potential merger price.

      On October 8, 2001, eUniverse and L90 signed a confidentiality agreement with respect to their discussions regarding a potential merger and the information that they would provide to each other in connection with the consideration of a merger.


      On October 10, 2001, Thomas Sebastian, our Senior Vice President, Chief Financial Officer and Assistant Secretary, and Messrs. Brewer and Rosenblatt had a conference call to discuss the scope and timing of the due diligence process associated with the proposed merger transaction.


      On October 11, 2001, Messrs. Sebastian, Greenspan, Brewer and Rosenblatt met to negotiate the merger, including price terms.

      On October 17, 2001, Mr. Sebastian sent to Mr. Brewer a series of files in response to his due diligence requests and called Mr. Brewer to give him a detailed explanation of the contents of these files.


      On October 18, 2001, Messrs. Sebastian and Brewer and Mr. Joseph Varraveto, Executive Vice President and Chief Financial Officer of eUniverse, held a conference call to address questions about the materials delivered by us. They also preliminarily discussed the structure of the potential merger.


      On October 26, 2001, Messrs. Bohan, Sebastian, Greenspan, Brewer and Mr. Christopher Lipp, Secretary, Vice President and General Counsel of eUniverse, met. Mr. Bohan provided an overview of our company and the operational and financial benefits that could be attained through a merger between eUniverse and our company.

      On October 30, 2001, Messrs. Bohan, Peter Huie, our General Counsel, Secretary and Vice President of Corporate Affairs, Sebastian, Brewer and Lipp met via conference call to negotiate certain material terms of the potential merger.

      On October 31, Messrs. Bohan, Greenspan and Rosenblatt met via conference call to discuss the status of the diligence process and to discuss the price range for the proposed merger discussed earlier in the month.

      On November 5, 2001, Mr. Brewer sent to Mr. Bohan a summary term sheet setting forth the most significant terms of a potential merger between eUniverse and L90.

      Also on November 5, 2001, Messrs. Sebastian and Huie called Mr. Jim Varay of SG Cowen to discuss additional terms of the proposed transaction, including a possible cash distribution, and requested that SG Cowen analyze the financial aspects of the proposed structure. On a going forward basis, we and SG Cowen had frequent conversations about the financial aspects of the transaction.

      On November 15, 2001, legal counsel to eUniverse distributed the initial draft of the merger agreement for review by us and our advisors. On November 18, 2001, Messrs. Bohan, Sebastian and Huie held a conference call to discuss the status of the proposed merger.

      On November 19, 2001, Messrs. Bohan, Sebastian and Huie met with Messrs. Greenspan, Brewer and Lipp to negotiate certain specific issues with respect to the merger agreement.

      On November 21, 2001, Messrs. Bohan, Sebastian, Huie and our outside counsel held another conference call to discuss the status of the proposed merger. Later that day, Messrs. Bohan, Sebastian and Huie held another conference call with Messrs. Greenspan and Brewer to further discuss issues that were discussed on November 19, 2001.

      On November 26, 2001, Messrs. Bohan, Sebastian, Huie, Greenspan and Brewer held a conference call to discuss additional financial, legal and organizational issues related to the proposed transaction. Later that day, Messrs. Sebastian, Brewer and Varavatto had a detailed discussion about our financial statements. Following this conversation, Mr. Sebastian called Mr. Varay to discuss the status of the negotiations.

      On November 28, 2001, Messrs. Bohan, Greenspan, Sebastian, Huie, Brewer, Rosenblatt, Lipp and Varavetto discussed the progress and results of the due diligence process and the price of the proposed transaction.


      On December 1, 2001, we held a telephonic meeting of our Board to discuss our strategic options, and in particular the potential merger with eUniverse. The Board also discussed certain specific alternatives to the merger, including negotiations with other potential acquirors. Prior to the meeting, Mr. Bohan had apprised members of the Board of the status of ongoing negotiations with the parties. The Board discussed the relative merits of the various potential transactions. The Board unanimously approved the continued negotiation and discussion with eUniverse as our principal strategic option, and authorized our officers to negotiate a definitive agreement with eUniverse on terms acceptable to us.

      On December 5, 2001, Messrs. Brewer, Lipp, Kaplan, Varavetto, Bohan, Huie and Sebastian, together with legal counsel to each of our company and eUniverse, met to discuss the current draft of the merger agreement.


      On December 7, 2001, Messrs. Lipp, Brewer, Bohan and Huie discussed certain diligence items material to the status of the merger.

      On December 13, 2001, Messrs. Bohan, Sebastian, Huie, Brewer and Lipp met to negotiate certain outstanding issues associated with the merger.

      On December 17, 2001, Messrs. Sebastian and Varay discussed the financial aspects of the proposed merger transaction as articulated in the most recent draft of the merger agreement.

      On December 19, 2001, our Board met again to discuss the proposed merger with eUniverse and authorized our management to continue to negotiate with eUniverse in an effort to produce a definitive agreement. Once again, Mr. Bohan had kept members of the Board apprised of the status of ongoing negotiations with eUniverse in advance of the meeting. At that meeting, Mr. Bohan updated the Board of the eUniverse negotiations as well as other ongoing negotiations. The Board discussed the relative merits of the other transactions that contained deal terms (for example, with respect to price and likelihood of closing) that were not as favorable to us as were the terms being proposed by eUniverse. The Board instructed our management to focus on continued negotiations with eUniverse.

      Also on December 19, 2001, Messrs. Brewer, Lipp, Bohan and Huie discussed certain open issues related to the negotiations of the merger agreement.

      On December 20, 2001, Mr. Huie discussed certain open items related to the terms of the merger agreement and the schedules thereto with Mr. Lipp and counsel to eUniverse.

      On December 21, 2001, Messrs. Bohan, Sebastian, Huie and Apfelbaum met to discuss certain requests eUniverse had made with respect to the negotiation of the merger agreement.


      On December 26, 27 and 28, 2001, legal counsel for eUniverse and our legal counsel met to negotiate certain issues related to the documentation of the merger.


      On December 28, 2001, Messrs. Bohan and Brewer finalized certain operational matters relating to our ongoing business following the execution of the definitive merger agreement.

      On December 29, 2001, Messrs. Lipp, Huie and Bohan discussed via telephone certain final open issues related to the merger agreement.

      On December 31, 2001, Messrs. Bohan, Sebastian, Huie, Brewer and Lipp, and their respective legal counsel discussed via conference call the final terms of the merger agreement and related documents.


      On January 2, 2002, we held a Board meeting to consider and approve the definitive merger agreement as negotiated between our management and eUniverse management. SG Cowen delivered certain of its written analyses to the Board and its oral opinion to the Board, subsequently confirmed in writing as of the same date, to the effect that, and subject to the various assumptions, qualifications and limitations set forth therein, as of such date, the transaction price to be paid in the transaction was fair, from a financial point of view, to our stockholders. The Board deliberated the merits of the merger agreement and the proposed transaction. The Board, upon a motion from Mr. Bohan as Chairman of the meeting, unanimously approved the merger and the terms of the merger agreement with eUniverse, declared its advisability and approved the submission of the merger agreement to our stockholders for their approval, and unanimously resolved to recommend that our stockholders approve and adopt the merger agreement.


      On January 2, 2002, both parties executed the merger agreement, and the merger was announced on January 3, 2002.

      On January 25, 2002, three weeks following the public announcement of the proposed merger with eUniverse, we received an unsolicited "Letter of Interest" from a privately held Internet outsourcing solutions company. In the letter, this company expressed an interest in acquiring us, but offered unspecific terms and imposed significant due diligence and other conditions. On January 28 and 29, 2002, the entire board met to consider this letter. On January 29, 2002, we responded to this company indicating that we were unable to conclude that its letter could reasonably be expected to lead to a superior proposal (as contemplated by Section 4.3 of the merger agreement).

Stock Price Information

      The following table sets forth the range of high and low sales prices for our common stock, as reported by the Nasdaq, for the past two years and the first quarter of the current year.


 ------------------------------------ -------------- --------------
                                         High           Low
 ------------------------------------ -------------- --------------
 2000
 ------------------------------------ -------------- --------------
 First Quarter (beginning
 January 28, 2000)                    $  30.50       $  13.88
 ------------------------------------ -------------- --------------
 Second Quarter                       $  19.00       $   4.88
 ------------------------------------ -------------- --------------
 Third Quarter                        $  10.40       $   6.13
 ------------------------------------ -------------- --------------
 Fourth Quarter                       $   8.13       $   2.50
 ------------------------------------ -------------- --------------
 ------------------------------------ -------------- --------------
 2001
 ------------------------------------ -------------- --------------
 First Quarter                        $   6.63       $   2.28
 ------------------------------------ -------------- --------------
 Second Quarter                       $   3.00       $   1.68
 ------------------------------------ -------------- --------------
 Third Quarter                        $   2.63       $   0.93
 ------------------------------------ -------------- --------------
 Fourth Quarter                       $   1.71       $   0.96
 ------------------------------------ -------------- --------------
 ------------------------------------ -------------- --------------
 2002
 ------------------------------------ -------------- --------------
 First Quarter (through
 January 24, 2002)                    $   2.05       $   1.52
 ------------------------------------ -------------- --------------
 ------------------------------------ -------------- --------------


      The stock market in general and the market for shares of technology companies in particular have experienced extreme price fluctuations, which have often been unrelated to the operating performance of the affected companies. Many companies in the Internet marketing and advertising industries, including us, have experienced dramatic volatility in the market prices of their common stock. Accordingly, we believe that the price fluctuations reflected in the above table were not entirely related or attributable to our performance or results. In addition, the fluctuations in our stock price were considered by the Board of Directors in its analysis of the fairness of the proposed merger consideration.

Reasons For The Merger And Recommendation Of Our Board Of Directors

      The Board of Directors unanimously approved the merger agreement and declared its advisability. The Board of Directors recommends that you vote to approve and adopt the merger agreement. The Board of Directors believes that the merger and the terms and provisions of the merger agreement, including the $0.2047 per share cash purchase price and in light of the special distribution described herein, are fair to and in the best interests of our stockholders.

      Our Board determined to enter into the merger agreement and to recommend that our stockholders approve and adopt the merger agreement in pursuit of our long-term business strategy to join with a company with a strong commitment to the Internet advertising business. The decision of our Board was the result of its careful consideration of a range of strategic alternatives in the pursuit of its long-term business strategy, and to maximize stockholder value. In reaching its decision to approve and recommend approval and adoption of the merger agreement, the Board of Directors considered a number of factors, including the following:

    o the $0.2047 per share proposed merger consideration, together with the proposed special distribution to stockholders, represents between a 28.2% and 41.0% premium over the closing price of our common stock on January 2, 2002, the trading day prior to the announcement of the merger, and between a 57.9% and 73.7% premium over the average closing price of our common stock for the 60 trading days prior to the announcement;

    o our Board of Directors' belief that the merger is fair to and in the best interests of our stockholders, and it is unlikely that any other party would propose an acquisition or strategic business combination that would be more favorable to us and our stockholders based on discussions between us and other companies during the past 18 months;

    o the opinion of SG Cowen delivered to our Board on January 2, 2002, to the effect that, as of that date, and subject to the assumptions, qualifications and limitations set forth in its opinion, the transaction price to be paid in connection with the transaction was fair to our stockholders from a financial point of view (see the section of this proxy statement entitled "Opinion of Our Financial Advisor");

    o the volatility of and other factors affecting the stock market in general (including the Internet advertising industry) and the market for our common stock in particular made it impossible to predict with any certainty the future market price of our common stock;

    o the opportunity for the combined company to sell our services through eUniverse's sales network and to its customer base, and sell eUniverse's products and services through our sales network to our customers, and achieve cost synergies and economies of scope and scale associated with a business consolidation by eliminating duplicative costs;

    o the strong likelihood that the conditions to the merger will be satisfied given their customary nature;

    o    the fluctuation in the price of our common stock;

    o    the anticipated decrease in our revenues;

    o the depressed valuation of Internet-based businesses afforded by the securities markets;

    o the softness in the advertising industry in general, and the Internet advertising industry in particular; and

    o the fact that the merger agreement was the result of arms length bargaining between eUniverse and us.


      Our Board also considered a number of potentially negative factors in its deliberations concerning the merger, including: the risk that the merger might not be consummated; the potential loss of revenues and business opportunities by our announcement of the merger; the possibility of management disruption associated with the merger and the integration of the operations of the companies and the risk that, despite the efforts of the combined company, the services of our key management and technical personnel might not continue with the combined company; and the risk that the benefits sought to be achieved by the merger will not be realized.


      Our Board did not quantify or otherwise assign relative weights to the specific factors discussed above. After carefully evaluating these factors, both positive and negative, our Board determined that the merger is in the best interests of our company and its stockholders and recommends that our stockholders vote for approval and adoption of the merger agreement and approval of the merger.


      The foregoing list of factors considered by our Board of Directors is not intended to be exhaustive, but includes the material factors considered. The Board of Directors did not assign relative weights to any of these factors, except for the premium represented by the sum of the $0.2047 per share merger consideration and the special distribution, as adjusted, which it determined to be the most significant factor in its decision.


Opinion Of Our Financial Advisor

      Pursuant to an engagement letter dated July 25, 2000, as amended on November 13, 2000, November 29, 2000 and October 23, 2001, we retained SG Cowen to serve as our financial advisor in connection with the transaction. As part of this engagement, we asked SG Cowen to render an opinion to our Board as to the fairness to our stockholders, from a financial point of view, of the transaction price to be paid in the transaction.

      On January 2, 2002, SG Cowen delivered certain of its written analyses and its oral opinion to our Board, subsequently confirmed in writing as of the same date, to the effect that, and subject to the various assumptions set forth therein, as of that date, the transaction price to be paid in the transaction was fair, from a financial point of view, to our stockholders.

      The full text of the written opinion of SG Cowen, dated January 2, 2002, is attached as Annex C and is incorporated by reference. We urge you to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. The summary of the written opinion of SG Cowen set forth herein is qualified in its entirety by reference to the full text of this opinion. SG Cowen's analyses and opinion were prepared for and addressed to our Board and are directed only to the fairness, from a financial point of view, of the transaction price to be paid in the transaction, and do not constitute an opinion as to the merits of the merger or the transaction or a recommendation to any stockholder as to how to vote on the proposed merger. The transaction price was determined through negotiations between our company and eUniverse and not pursuant to recommendations of SG Cowen.

      In arriving at its opinion, SG Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

    o a draft of the merger agreement dated December 28, 2001 (which draft we believe was not materially different from the execution copy of the merger agreement);

    o publicly available information for our company and other relevant financial and operating data furnished to SG Cowen by our management;

    o internal financial forecasts, reports and other information concerning our company, prepared by our management;

    o certain analysis concerning the liquidation of our assets prepared by our management;

    o First Call estimates and financial projections in Wall Street analyst reports for our company;

    o discussions SG Cowen had with members of our management concerning the historical and current business operations, financial conditions and prospects of our company and other matters SG Cowen deemed relevant;

    o the reported prices and trading histories of our common stock as compared to the reported prices and trading histories of publicly traded companies SG Cowen deemed relevant;

    o our operating results as compared to operating results, to the extent publicly available, of publicly traded companies SG Cowen deemed relevant;

    o financial terms of the transaction as compared to the financial terms, to the extent publicly available, of selected business combinations SG Cowen deemed relevant; and

    o such other information, financial studies, analyses and investigations and other factors that SG Cowen deemed relevant for the purposes of its opinion.


      In conducting its review and arriving at its opinion, SG Cowen, with our consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information we provided to it or which was publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or to independently verify, this information. In addition, SG Cowen did not conduct any physical inspection of our properties or facilities. SG Cowen further relied upon the assurance of our management that they were unaware of any facts that would make the information provided to SG Cowen incomplete or misleading in any respect. SG Cowen, with our consent, assumed that the internal financial forecasts, reports and other information concerning our company, prepared by our management, and the analysis concerning the liquidation of our assets prepared by our management which they examined, were reasonably prepared by our management on bases reflecting currently available estimates as to our future performance and as to our liquidation analysis, respectively. SG Cowen expressed no opinion with respect to these forecasts or liquidation analysis. In addition, SG Cowen assumed and our management informed SG Cowen that the amount of the proposed special distribution will be at least $1.80 per share. SG Cowen expressed no opinion as to the calculation of the amount of the proposed special distribution. Because the internal financial forecasts, reports and other information concerning our company, prepared by our management and First Call estimates and financial projections in Wall Street analyst reports for our company did not include forecasts beyond the calendar year ended 2002, SG Cowen did not take into consideration the results of a discounted cash flow analysis in reaching its opinion.


      SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of our assets or liabilities, nor was SG Cowen furnished with these materials. With respect to all legal matters relating to our company, SG Cowen relied, to the extent SG Cowen deemed appropriate, on the advice of our legal counsel. SG Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by SG Cowen on the date of its opinion. Although subsequent developments may affect its opinion, SG Cowen does not have any obligation to update, revise or reaffirm its opinion and SG Cowen expressly disclaimed any responsibility to do so.


      In rendering its opinion, SG Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver thereof. SG Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by SG Cowen prior to rendering its opinion (which draft we believe was not materially different from the execution copy of the merger agreement). SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement will be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.


      SG Cowen's opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger or to take any other action in connection with the merger or otherwise. SG Cowen's opinion does not consider the tax implications of the merger nor does it express any opinion with respect to any other alternative transaction or liquidation to our stockholders. SG Cowen's opinion does not imply any conclusion as to what the value of our common stock has been or will be following the announcement of the merger or otherwise. SG Cowen's opinion is limited to the fairness, from a financial point of view, of the transaction price to be paid pursuant to the merger agreement. SG Cowen expresses no opinion as to the relative merits of the transaction as compared to any alternative strategies or transactions, or as to our or the board of directors' underlying business decision to effect the transaction except that with our consent, SG Cowen considered in reaching its opinion the analysis concerning the liquidation of our assets prepared by our management.

      The following is a summary of the principal financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. SG Cowen performed various procedures, including each of the financial analyses described below, and reviewed with our management the assumptions on which those analyses were based and other factors, including our historical and projected financial results. No limitations were imposed by our Board with respect to the investigations made or procedures followed by SG Cowen in rendering its opinion.

      Historical Stock Performance. SG Cowen reviewed and analyzed historical market prices and trading volume for our common stock for the past twelve months, and the premiums to historical closing and average closing prices implied by a transaction price of $2.00 per share. The results of this analysis are summarized in the following table:

 -------------------------------- --------------- -----------------
                                  Our Common      Implied
                                  -----------     -------
                                  Stock Price     Premium
                                  -----------     -------
 -------------------------------- --------------- -----------------
 December 31, 2001                $1.55           29.0%
 -------------------------------- --------------- -----------------
 20-trading days prior            $1.20           66.6%
 -------------------------------- --------------- -----------------
 20-trading day average           $1.50           33.4%
 -------------------------------- --------------- -----------------
 60-trading day average           $1.26           59.0%
 -------------------------------- --------------- -----------------
 120-trading day average          $1.44           38.4%
 -------------------------------- --------------- -----------------
 Last twelve month average        $2.37           (15.7%)
 -------------------------------- --------------- -----------------
 Last twelve month high           $6.63           (69.8%)
 -------------------------------- --------------- -----------------
 Last twelve month low            $0.93           115.0%
 -------------------------------- --------------- -----------------


          SG Cowen also noted that our common stock had an average daily volume over the past twelve months of approximately 106,000 shares.

      Analysis of Premiums Paid in Selected Transactions. SG Cowen reviewed the premium of the offer price over the trading prices one trading day and four weeks prior to the announcement date of five transactions in the internet advertising industry announced since December 21, 2000. These transactions were (listed as acquiror/target):

    o    DoubleClick Inc. / MessageMedia, Inc.

    o    Cross Media Marketing Corp. / LifeMinders, Inc.

    o    ValueClick, Inc. / Mediaplex, Inc.

    o    National Broadcasting Co., Inc. / NBC Internet, Inc.

    o    SEAT Pagine Gialle S.P.A. / NetCreations, Inc.

      The following table presents the premium of the offer prices over the trading prices one day and four weeks prior to the announcement date for the selected transactions, and the premiums implied for L90 based on a transaction price of $2.00 per share.

-------------------------------- --------------------- -----------------------
                                                           Premiums Implied
                    Low       Mean    Median     High     by Transaction Price
                    ---       ----    ------     ----     --------------------
------------------------------------------------------------------------------
One Day Prior       32.3%     47.5%    46.0%     60.0%          29.0%
------------------------------------------------------------------------------
Four Weeks Prior     15.5      40.9     38.8      63.9          66.6
------------------------------------------------------------------------------

      Analysis of Selected Transactions. SG Cowen reviewed the financial terms, to the extent publicly available, of the selected transactions referred to above.

      SG Cowen reviewed the equity value of common stock paid in the selected transactions as a multiple of latest reported twelve month revenues, last quarter annualized revenues, and revenue estimates for the next full calendar year from the date of the transaction announcement. SG Cowen also examined the multiples of the equity value of common stock plus total debt less cash and equivalents (referred to as enterprise value) paid in the selected transactions as a multiple of latest reported twelve month revenues, last quarter annualized revenues, and revenue estimates for the next full calendar year from the date of the transaction announcement.

      The following table presents, for the periods indicated, the multiples implied by the ratio of equity value to latest reported twelve month revenues, last quarter annualized revenues, and estimates for the next full calendar year revenues, and the ratio of enterprise value to latest reported twelve month revenues, last quarter annualized revenues, and estimates for the next full calendar year revenues. L90's next full calendar year revenue is based upon projected 2002 revenues and the multiple implied by the transaction price is based on a transaction price of $2.00 per share.


-------------------------------------------------------------------------------------------------
Equity Value as a ratio of:      Low         Mean         Median      High      Multiple Implied
                                 ---         ----         ------      ----       by Transaction
                                                                                    Price
                                                                                    -----
-------------------------------------------------------------------------------------------------
   Last Twelve Months
   Revenue                       0.20x        1.36x        1.41x      2.02x           1.33x
------------------------------------------------------------------------------------------------
   Last Quarter Annualized
   Revenue                       0.23         3.29         2.07        9.76           1.80
-------------------------------------------------------------------------------------------------
   Next Full Calendar Year
   Revenue                       1.20         1.50         1.57        1.72           4.64
-------------------------------------------------------------------------------------------------
Enterprise Value as a ratio of:
-------------------------------------------------------------------------------------------------
   Last Twelve Months
   Revenue                      (0.90)x       0.23x        0.06x      1.43x          (0.34)x
-------------------------------------------------------------------------------------------------
   Last Quarter Annualized
   Revenue                      (1.57)        0.49         0.10        2.48          (0.46)
-------------------------------------------------------------------------------------------------
   Next Full Calendar Year
   Revenue                      (1.09)       (0.05)        0.08        0.87          (1.19)
-------------------------------------------------------------------------------------------------

      Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the transaction, and none of the companies in those transactions is directly comparable to L90. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of these companies or L90 to which they are being compared.

      Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, SG Cowen compared selected historical and projected operating and financial data and ratios for our company to the corresponding financial data and ratios of seven other companies in the internet advertising industry (referred to as the selected companies) whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of our company. These companies were:

    o    Avenue A, Inc.

    o    Be Free, Inc.

    o    Digital Impact, Inc.

    o    DoubleClick, Inc.

    o    Engage, Inc.

    o    Net Perception, Inc.

    o    ValueClick, Inc.

      The data and ratios included the equity value of common stock of the selected companies as multiples of latest reported twelve month revenues, last quarter annualized revenues, estimated 2001 revenues, and projected 2002 revenues, and the enterprise value as multiples of latest reported twelve month revenues, last quarter annualized revenues, estimated 2001 revenues, and projected 2002 revenues.

      The following table presents, for the periods indicated, the multiples implied by the ratio of equity value to latest reported twelve month revenues, last quarter annualized revenues, estimated 2001 revenues and projected 2002 revenues and the ratio of enterprise value to latest reported twelve month revenues, last quarter annualized revenues, estimated 2001 revenues and projected 2002 revenues. The information in the table is based on the closing stock price for the selected companies as of December 31, 2001. The multiple implied by the transaction price is based on a transaction price of $2.00 per share.


-------------------------------------------------------------------------------------------------------------
   Equity Value as a ratio of:             Low        Mean        Median       High      Multiple Implied
                                           ---        ----        ------       ----      by Transaction
                                                                                              Price
                                                                                              -----
-------------------------------------------------------------------------------------------------------------
Latest Twelve Month Revenues              0.88x       2.72x       2.36x        6.11x         1.33x
-------------------------------------------------------------------------------------------------------------
Last Quarter Annualized Revenue            1.22       3.44         3.25        5.95          1.80
-------------------------------------------------------------------------------------------------------------
2001 Estimated Revenue                     1.11       3.53         4.11        6.02          1.70
-------------------------------------------------------------------------------------------------------------
2002 Projected Revenue                     0.88       2.72         3.61        4.07          4.64
-------------------------------------------------------------------------------------------------------------
Enterprise Value as a ratio of:
-------------------------------------------------------------------------------------------------------------
     Latest Twelve Month Revenues        (1.96)x      0.69x       0.39x        3.30x        (0.34)x
-------------------------------------------------------------------------------------------------------------
     Last Quarter Annualized Revenue      (3.33)      0.76         0.47        4.53         (0.46)
-------------------------------------------------------------------------------------------------------------
     2001 Estimated Revenue               (2.91)      0.20         0.45        2.66         (0.44)
-------------------------------------------------------------------------------------------------------------
     2002 Projected Revenue               (0.15)      0.76         0.32        2.66         (1.19)
-------------------------------------------------------------------------------------------------------------

      Although the selected companies were used for comparison purposes, none of those companies is directly comparable to L90. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or L90 to which they are being compared.

      Discounted Cash Flow Analysis. Discounted cash flow was not included as a valuation methodology given our management's difficulty in predicting future operating performance.


      Liquidation Considerations. Our management estimated and informed SG Cowen that in the case of our liquidation, each of our stockholders would receive from $1.63 to $1.81 per share.

      The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised our Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our control. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of our company, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by our Board in making its decision to enter into the merger agreement and should not be considered as determinative of our decision.

      SG Cowen was selected by our Board to render an opinion to our Board because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, in the ordinary course of its business, SG Cowen and its affiliates may trade the equity securities of our company and eUniverse for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in those securities. SG Cowen and its affiliates in the ordinary course of business have from time to time provided commercial and investment banking services to L90, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received fees for the rendering of its services. In particular, on January 28, 2000, SG Cowen acted as lead manager of our initial public offering.


      Pursuant to the SG Cowen engagement letter, as amended, if the transaction is consummated, we will pay SG Cowen a transaction fee equal to $650,000. We have also agreed to pay a fee of $300,000 to SG Cowen for rendering its opinion, which fee shall be credited against any transaction fee paid. Additionally, we have agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and have agreed to indemnify SG Cowen against liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between our company and SG Cowen, and our Board was aware of the arrangement, including the fact that a significant portion of the fee payable to SG Cowen is contingent upon the completion of the transaction.

Indemnification And Insurance


      L90, as the surviving corporation, intends to indemnify and hold harmless the individuals who were officers, directors, employees and agents of our company on or prior to the effective time of the merger to the extent provided in our Bylaws or Certificate of Incorporation as of the date of the merger agreement. L90, as the surviving corporation, intends to keep in effect these provisions, which may not be amended except as required by applicable law or to make changes permitted by Delaware law that would enlarge the rights to indemnification available to these indemnified parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Delaware law.

      eUniverse and L90, as the surviving corporation, agreed to be jointly and severally obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any of the individuals who were our officers, directors, employees and agents on or prior to the effective time of the merger in enforcing these rights and to make any advances of these expenses to indemnified parties that would be available under our Bylaws or Certificate of Incorporation with regard to the advancement of indemnifiable expenses.


      Prior to the consummation of the merger, we intend to purchase a tail policy to our existing directors and officers liability insurance to provide coverage of not less than $25 million for a period of three years following the effective time of the merger.

Effects Of The Merger


      If the merger is consummated, L90 Acquisition Corporation will be merged with and into L90, with L90 continuing as the surviving corporation and becoming a wholly-owned subsidiary of eUniverse. The current holders of our common stock will no longer have any interest in and will not be our stockholders. These holders, therefore, will not benefit from any of our future earnings or growth or from any increases in our value, and will no longer bear the risk of any decreases in our value. Instead, each stockholder will have the right to receive $0.2047 in cash, subject to adjustment, without interest, upon consummation of the merger for each share of common stock they hold. The consideration you receive in the merger could be adjusted downward to the extent additional shares of our common stock are issued prior to the effective time of the merger so as to increase the number of our shares outstanding to a number greater than 24,913,035. In addition, immediately before consummation of the merger we intend to distribute an amount of cash to all of our stockholders of record equal to all of our available cash minus an amount required to be retained by us pursuant to the merger agreement. We anticipate that the amount of the special distribution will be between $1.80 and $2.00 per share, subject to downward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger.


      The benefit of the merger to the holders of common stock is the payment of a premium (when combined with the amount of the special distribution), in cash, above the market value for these shares prior to the announcement of the merger. This cash payment assures that all stockholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to these holders is their inability to participate as continuing stockholders in our possible future growth, if any. If the merger is consummated, eUniverse will hold our entire equity interest and eUniverse and its stockholders will therefore be the sole beneficiaries of any of our future earnings or growth and any increases in our value.

      At the effective time of the merger, our Certificate of Incorporation will be amended and restated to a form identical to the Certificate of Incorporation of L90 Acquisition Corporation, the Bylaws of L90 Acquisition Corporation will become the Bylaws of the surviving corporation, and the directors of L90 Acquisition Corporation will become the directors of the surviving corporation.

NASDAQ Listing; Federal Securities Law Consequences

      Our common stock is currently registered under the Securities Exchange Act of 1934, as amended. As a result of the merger, the common stock will be delisted from the Nasdaq and no longer publicly traded and the registration of the common stock under the Exchange Act will be terminated. We will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and our officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Securities and Exchange Commission. Accordingly, less information will be required to be made publicly available after the merger.

Conduct Of Our Business If The Merger Is Not Consummated

      If the merger is not consummated, our Board of Directors expects to retain our current management team. There are no plans in these circumstances to operate the business in a manner substantially different from how it is presently operated. In addition, if the merger is not consummated, we will not make the special distribution.

Financing The Merger

      eUniverse intends to fund the aggregate merger consideration, including fees, expenses and transaction costs, from cash on hand. The merger is not conditioned upon eUniverse obtaining financing.

Regulatory Matters

      The parties must file the certificate of merger with the Secretary of State of Delaware in order to effect the merger. No other material U.S. or state regulatory filings or approvals are required in connection with the merger.

Federal Income Tax Consequences

      The following general discussion summarizes certain material United States federal income tax consequences relevant to the merger transaction. This discussion is based on the Internal Revenue Code, the related regulations promulgated, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules. These special rules include rules relating to:

    o    stockholders who are not citizens or residents of the United States;

    o    financial institutions;

    o    tax-exempt organizations;

    o    insurance companies;

    o    dealers in securities;

    o stockholders who acquired their shares of our common stock through the exercise of options or similar derivative securities or otherwise as compensation; and

    o stockholders who hold their shares of our common stock as part of a hedge, appreciated financial position, straddle or conversion transaction.

      In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws.

      The payment of the special distribution to the stockholders immediately before the consummation of the merger should be treated as a distribution pursuant to section 301 of the Internal Revenue Code. The entire amount of cash received by each stockholder will be taxed as a dividend (at ordinary income rates) to the extent of our accumulated earnings and profits. We believe that we do not currently have, nor do we anticipate having, any accumulated earnings and profits at the end of our current taxable year or any short year period prior to the merger. Accordingly, the distribution of cash to the stockholders should be treated as a non-taxable return of capital that reduces the stockholder's tax basis in common shares. Any amount in excess of the stockholder's tax basis should be treated as either long-term or short-term capital gain, depending on the stockholder's holding period for common shares.

      If any portion of the special distribution is treated as a taxable dividend, a corporate stockholder may be entitled to a dividends received deduction. However, if the corporate stockholder obtained his or her shares in L90 within the past two years prior to the date of the special distribution and the special distribution amount exceeds 10 percent of the stockholder's adjusted basis in the L90 shares, the corporate stockholder may have to reduce its basis in the L90 shares in an amount equal to the non-taxed portion of the dividend.

      The subsequent receipt of cash in exchange for shares of our common stock pursuant to the merger should be a taxable transaction for federal income tax purposes. In general, a stockholder will recognize gain or loss equal to the difference between the adjusted tax basis of his, her or its L90 common stock and the amount of cash received in exchange therefor in the merger (note that a stockholder's adjusted basis for purposes of calculation the gain or loss should be reduced by amounts received as part of the special distribution). This gain or loss generally will be (a) calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) sold or exchanged pursuant to the merger, (b) a capital gain or loss if our common stock is a capital asset in the hands of a stockholder, and (c) a long-term capital gain or loss if the holding period for our common stock is more than one year at the effective time of the merger.

      There is a possibility that the Internal Revenue Service may re-characterize the transaction by combining the special distribution and the merger into a single integrated transaction. Under the relevant authority, the distribution of cash to our stockholders followed by a cash merger could be viewed as a partial redemption of the shares and partial sale of the shares to the acquiror. However, a partial redemption of shares followed by a cash sale of the remaining shares receives capital gain treatment pursuant to section 302(b)(3) of the Code. Accordingly, a stockholder would recognize gain or loss equal to the difference between the total cash consideration received under both the special distribution and the merger and its adjusted tax basis in the stockholder's L90 shares. The gain or loss for tax purposes should be essentially identical to the tax treatment if the independent steps were respected (described above).

      Under the United States federal income tax laws, we or eUniverse may, under certain circumstances, be required to withhold 31% of the amount of any payments made to stockholders pursuant to the merger. To prevent this backup federal income tax withholding with respect to payments made to stockholders of the purchase price of shares acquired in the merger, each stockholder will need to provide us or eUniverse with the stockholder's correct taxpayer identification number and certify that the stockholder is not subject to backup federal income tax withholding by completing a substitute Form W-9, which will be included in a packet of information eUniverse will send you once the merger is completed.

      Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person who is subject to backup withholding, provided that the required information is given to the Internal Revenue Service. If backup withholding results in an overpayment of tax, a refund can be obtained by the beneficial owner upon filing an income tax return.

How To Demand Payment For And Appraisal Of Your Shares

      Delaware law entitles the holders of record of shares of our common stock who follow the procedures specified in Section 262 of the Delaware law to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of those shares as of the completion of the merger as determined by the court in place of the merger consideration.

      In order to exercise these rights, a stockholder must demand and perfect the rights in accordance with Section 262. The following is a summary of the material provisions of Section 262 and is qualified in its entirety by reference to Section 262, a copy of which is attached as Annex B to this proxy statement. Stockholders should carefully review Section 262 as well as the information discussed below.

      If one of our stockholders elects to exercise the right to an appraisal under Section 262, that stockholder must do all of the following:

    o deliver to us at our main office in Marina del Rey, California, a written demand for appraisal of shares of our common stock held, which demand must reasonably inform us of the identity of the stockholder and that the demanding stockholder is demanding appraisal, before the vote is taken on the merger agreement at the L90 special meeting; this written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement; neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a demand for appraisal within the meaning of Section 262;

    o not vote in favor of the merger agreement; a failure to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, or the return of a signed proxy that does not specify an abstention or a vote against adoption of the merger agreement, will constitute a vote in favor of the merger agreement, a waiver of the stockholder's right of appraisal and will nullify any previously filed written demand for appraisal; and

    o continuously hold the shares of record until the completion of the merger.

      All written demands for appraisal should be addressed to L90, Inc., 4499 Glencoe Avenue, Marina del Rey, California 90292, Attention: General Counsel, before the vote is taken on the merger agreement at the L90 special meeting. The demand must reasonably inform us of the identity of the stockholder and that the stockholder is demanding appraisal of his, her or its shares of our common stock.

      The written demand for appraisal must be executed by or for the record holder of shares of our common stock, fully and correctly, as the holder's name appears on the certificate(s) for their shares. If the shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

      A beneficial owner of shares of our common stock held in "street name" who desires appraisal should take actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. Shares of our common stock held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co. and others. Any beneficial owner desiring appraisal who holds shares of our common stock through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of the shares should instruct the firm, bank or institution that the demand for appraisal should be made by the record holder of the shares which may be the nominee of a central security depository if the shares have been so deposited. As required by Section 262, a demand for appraisal must reasonably inform us of the identity of the holder(s) of record, which may be a nominee as described above, and of the holder's intention to seek appraisal of the shares of our common stock.

      A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of the shares as to which the person is the record owner. In that case, the written demand must set forth the number of shares of our common stock covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our common stock outstanding in the name of the record owner.


      Within ten days after the completion of the merger, the surviving corporation of the merger will give written notice of the date of the completion of the merger to each of our stockholders who has properly demanded appraisal and satisfied the requirements of Section 262, referred to in this document as a dissenting stockholder. Within 120 days after the completion of the merger, the surviving corporation or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock that are held by all dissenting stockholders. The surviving corporation is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of our former stockholders seeking appraisal rights to initiate all necessary actions to perfect appraisal rights within the time prescribed by Section 262.


      If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and will determine the fair value of the shares of our common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining fair value, the court shall take into account all relevant factors. The Delaware Supreme Court has stated, among other things, that "proof of value by any techniques or methods which are generally acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy may or may not be, depending on the factual circumstances, the stockholder's exclusive remedy in connection with transactions such as the merger. The court may determine fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive pursuant to the merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of our common stock entitled to appraisal.


      From and after the completion of the merger, no dissenting stockholder shall have any rights of an L90 stockholder with respect to that holder's shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions, including the special distribution, on the holder's shares of our common stock, if any, payable to L90 stockholders of record as of a time prior to the completion of the merger. If a dissenting stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal within 60 days after the completion of the merger or subsequently with the written approval of the surviving corporation, or, if no petition for appraisal is filed within 120 days after the completion of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration. Once a petition for appraisal is filed with the Delaware court, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court.


      If you wish to exercise your appraisal rights, you must not vote in favor of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the Delaware General Corporation Law.

      If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the termination or waiver of these rights.


Important Provisions Of The Merger Agreement

      This section of the proxy statement describes material provisions of the merger agreement. The description of the merger agreement contained in the proxy statement is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are urged to carefully review the merger agreement in its entirety.

Effective Time

      Following the date on which we have received proxies representing a majority of the shares voting in favor of the merger, L90 and eUniverse intend to agree on a date for our closing balance sheet (either the last day of the month preceding the month in which the requisite number of proxies are received or the last day of that month). The last day of the month following that closing balance sheet date (or the first day of the following month, at eUniverse's option) will be the closing date, unless all closing conditions have not been satisfied, in which case the closing date will be the last day of the month in which all of the closing conditions are satisfied. On the closing date, the parties will file the certificate of merger in accordance with Delaware law with the Secretary of State of the State of Delaware. The certificate of merger is the document that will legally make L90 a wholly-owned subsidiary of eUniverse. The merger will become effective upon the filing of the certificate of merger.

The Merger; Merger Consideration


      The following describes provisions in the merger agreement that mean that, if the merger agreement is approved and adopted by our stockholders, we will no longer be an independent, publicly-traded company, and will instead become a wholly owned subsidiary of eUniverse. In exchange for your current stock ownership of our company, you will either receive $0.2047 per share in cash, subject to adjustment, without interest, or, if you properly exercise your appraisal rights, the judicially appraised fair value of your shares. The consideration you receive in the merger could be adjusted downward to the extent additional shares of our common stock are issued prior to the effective time of the merger so as to increase the number of our shares outstanding to a number greater than 24,913,035.


      The merger agreement provides that, subject to the approval of the merger agreement by our stockholders and satisfaction of other conditions, L90 Acquisition Corporation, a wholly-owned subsidiary of eUniverse, will be merged with and into L90, at which time the separate corporate existence of L90 Acquisition Corporation will cease and L90 will continue as the surviving corporation. Immediately following the consummation of the merger, L90, as the surviving corporation, will be a wholly-owned subsidiary of eUniverse.

      In addition to those effects of the merger set forth below, immediately before the consummation of the merger we intend to distribute an amount of cash to all stockholders of record equal to all of our available cash minus an amount required to be retained by us pursuant to the merger agreement. We anticipate that the amount of the special distribution will be between $1.80 and $2.00 per share, subject to downward adjustment to the extent additional shares of our common stock are issued prior to the effective time of the merger.

      At the effective time of the merger:

    o all of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by stockholders who exercise their appraisal rights, L90 and eUniverse) will be converted into the right to receive $0.2047 per share (assuming 24,913,035 shares outstanding at the effective time of the merger), subject to adjustment, and each holder of our common stock will cease to have any rights with respect to those shares, except the right to receive the merger consideration in accordance with the terms of the merger agreement;


    o all shares of our capital stock that are owned by us as treasury stock or owned by eUniverse or any direct or indirect wholly owned subsidiary of eUniverse or of our company immediately prior to the effective time of the merger will be cancelled and extinguished without any conversion thereof;

    o all the property, rights, privileges, powers and franchises of our company and L90 Acquisition Corporation will vest in L90, as the surviving corporation, and all debts, liabilities and duties of our company and L90 Acquisition Corporation will become the debts, liabilities and duties of L90, as the surviving corporation;


    o our Certificate of Incorporation will be the Certificate of Incorporation of L90, as the surviving corporation, but it will be immediately amended and restated to a form identical to that of L90 Acquisition Corporation;

    o the Bylaws of L90 Acquisition Corporation will be the Bylaws of L90, as the surviving corporation;

    o the directors and officers of L90 Acquisition Corporation immediately prior to the effective time of the merger will be the directors and officers of L90, as the surviving corporation;

    o all outstanding options to purchase our common stock issued under our 1999 Stock Incentive Plan or any other stock option agreement with any of our employees, officers, directors, consultants or advisors will terminate unexercised by virtue of the merger and be cancelled without any action on the part of the holder thereof;

    o all outstanding warrants to purchase our common stock will terminate and be cancelled except certain warrants totaling rights to purchase 248,618 shares of common stock in the aggregate; and


    o each share of L90 Acquisition Corporation common stock issued and outstanding will be converted into and exchanged for one validly issued, fully paid and nonassessable share of L90 common stock, as the surviving corporation.


      The merger consideration to be used to pay the $0.2047 per share merger consideration will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into our common stock), reorganization, recapitalization or other like change with respect to our common stock occurring after the date of the merger agreement and prior to the effective time of the merger. The merger consideration will also be adjusted upon the issuance of any additional shares of capital stock, options therefor or securities convertible into capital stock such that no such issuance will result in an increase in the aggregate merger consideration that would otherwise be payable.

      Dissenting stockholders will not be entitled to any portion of the merger consideration or other distributions unless the dissenting stockholder fails to perfect or otherwise withdraws or loses his, her or its appraisal rights under Delaware law. Shares of our common stock as to which appraisal rights have been exercised will be treated in accordance with Section 262 of Delaware law. Stockholders who perfect their appraisal rights are entitled to the "fair value" of their shares. If any person, who otherwise would be deemed a dissenting stockholder, fails to properly perfect or effectively loses the right to dissent with respect to any L90 shares, those shares will be treated as though they had been converted as of the effective time of the merger into the right to receive $0.2047 in cash, subject to adjustment, without interest.

Payment Of Merger Consideration

      Mellon Investor Services or such other entity as may be selected by eUniverse will act as exchange agent in the merger. At the effective time of the merger, eUniverse will deposit with the exchange agent for payment sufficient funds in amounts and at times necessary for the payment of the merger consideration in the amounts and at the times provided herein. Promptly after the merger consideration is deposited with the exchange agent, L90, as the surviving corporation, will cause the exchange agent to mail to each holder of record of a certificate or certificates that immediately prior to the effective time of the merger represented outstanding shares of our common stock: (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. Upon surrender of a certificate to the exchange agent, together with this letter of transmittal, the holder of such certificate will be entitled to receive the merger consideration.

      None of the exchange agent, L90 (as the surviving corporation) or any party to the merger agreement will be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any certificates have been lost, stolen or destroyed, the exchange agent will pay in exchange for these lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such merger consideration as may be required. However, eUniverse may require the owner of a lost, stolen or destroyed certificate to deliver a bond in such sum as eUniverse may reasonably direct as indemnity against any claim that may be made against eUniverse, L90 (as the surviving corporation) or the exchange agent.

Treatment Of Option Plans And Warrants

      Effective immediately prior to the effective time of the merger, all outstanding options and warrants to purchase our common stock issued under our 1999 Stock Incentive Plan or any other stock option or warrant agreement with us will terminate unexercised and be cancelled, other than outstanding warrants to acquire our common stock. Certain warrants to purchase an aggregate of 149,999 shares of our common stock may remain outstanding to the extent that the exercise price on these warrants at the effective time of the merger is greater than the sum of the amount to be received by the holder of each share of our common stock in the special distribution and the merger. Each holder of unexercised options or warrants will be asked to execute a letter agreement and release.

      In addition, certain other warrants to purchase an aggregate of 98,619 shares of our common stock may remain outstanding, provided that we retain an amount in cash equal to the difference between the total consideration (i.e., the special distribution plus the merger consideration) less the exercise price per share of these warrants multiplied by the number of shares of our common stock purchasable upon exercise of the warrants.

Representations And Warranties


      The merger agreement contains representations and warranties of our company, eUniverse and L90 Acquisition Corporation as of the effective time of the merger. The parties made these representations and warranties to confirm statements that each party had made to the other that were deemed to be important to the parties' decisions to enter into the merger agreement. Either party could choose not to proceed with the merger if it turned out that the other party's representations and warranties were not true and correct in all material respects as of the effective time of the merger or, in some cases, only if the failure to be true would have a material adverse effect on us.

      Through our representations and warranties, we are saying to eUniverse that we have been duly organized and exist as a legal entity that has the ability to enter into the merger agreement, and that there are no serious defects in or litigation concerning the assets that eUniverse will own after the merger, such as our patents and other intellectual property, that have not been described to eUniverse. The merger agreement includes, among others, our representations regarding:

    o our organization and qualification, our Certificate of Incorporation and Bylaws and our capitalization;

    o    our authority relative to the merger agreement;

    o the absence of agreements that conflict with the merger agreement, any required consents or approvals;

    o the accuracy of our Securities and Exchange Commission filings and financial statements;

    o    the absence of undisclosed liabilities, certain changes, or litigation;

    o    our compliance with certain restrictions on business activities;

    o    our possession of required permits and licenses;

    o    our title to real and personal property;

    o    our ownership of and rights to patents and trademarks;

    o    the absence of environmental matters;

    o    taxes;

    o    our employee benefit plans and other employee matters;

    o    the absence of agreements affected by the merger;

    o    our material agreements;

    o    any transactions we have entered into with interested parties;

    o    our insurance;

    o    our compliance with laws;

    o    our minute books;

    o    the accuracy of the documents we provided eUniverse;

    o the absence of brokers' and finders' fees, other than as previously disclosed;

    o    the accuracy of this proxy statement;

    o the approval of the merger by our stockholders and our Board of Directors;

    o    our accounts receivable and customers;

    o    the absence of required third party consents;

    o    the opinion of our financial adviser;

    o    the termination of certain contracts;

    o    our solvency; and

    o    the completeness of our representations and warranties.

      The merger agreement includes, among others, representations by eUniverse and L90 Acquisition Corporation regarding:

    o    their organization, qualification and authority;

    o the lack of conflicts, required filings and consents in connection with the merger;

    o    the absence of litigation;

    o the absence of brokers and finders fees other than as previously disclosed;

    o the accuracy of their filings with the Securities and Exchange Commission; and

    o the sufficiency of their funding to satisfy their obligation in connection with the merger agreement.

Agreements And Obligations Of The Parties Pending The Effective Time

      We have agreed that, prior to the effective time of the merger, except with the prior written consent of eUniverse, we will not take certain actions. These agreements mean that we could not, for example, sell all of our assets to another party before the merger with eUniverse, or enter into a significant contract that was not of the kind we are used to entering into, without getting eUniverse's approval. eUniverse has asked us not to take these actions without their consent because they believe that actions such as these could impair or reduce the value of our business before the merger takes place. These agreements include that we will not, subject to certain specified exceptions, among other things:

    o carry on our business except in the usual, regular and ordinary course, pay debts and taxes when due, and use all reasonable efforts consistent with past practice and policies to preserve intact our present business organization;

    o cause or permit any amendments to our Certificate of Incorporation or Bylaws;

    o except for the special distribution described herein, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of our capital stock;

    o accelerate, amend or change the period of exercisibility or vesting of options;

    o issue, deliver or sell any shares of our capital stock or securities convertible into these shares;

    o    enter into any material agreements;

    o transfer to any person or entity any rights to our intellectual property;

    o enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of our technology;

    o sell, lease, license or otherwise dispose of any of our properties or assets which are material to our business;

    o    incur any debt;

    o    enter into any material lease;

    o    pay any obligation other than in the ordinary course;

    o    make any capital expenditures;

    o    reduce our insurance;

    o    terminate or waive any right;

    o    adopt or amend any benefit plan;

    o    grant any severance or termination payment;

    o    commence a lawsuit;

    o    acquire any business;

    o    make any tax election or change our accounting method;

    o    fail to give all appropriate notices;

    o    revalue our assets; or

    o    agree to do any of the foregoing.

Takeover Proposals

      The following describes a provision in the merger agreement that prevents us from encouraging another potential acquiror unless our Board of Directors decides that to do so is reasonably necessary in order to carry out the board's fiduciary duties to our stockholders. If another party were to make a proposal to our Board of Directors to acquire our company, we would have to consult with our legal counsel and financial advisors and analyze the terms of the proposal very carefully before determining how to proceed.

      In addition to the obligations set forth above, we and our officers, directors, employees and other agents will not (1) take any action to solicit, initiate or encourage any takeover proposal (as defined below) or (2) engage in negotiations with, or disclose any nonpublic information relating to our company to any person that has advised us that it may be considering making a takeover proposal as defined below.


      Notwithstanding the immediately preceding sentence, if we receive an unsolicited takeover proposal as defined below, then (1) to the extent the Board of Directors believes in good faith (after consultation with its financial advisor) that this takeover proposal would, if consummated, result in a transaction more favorable to our stockholders from a financial point of view than the transaction with eUniverse (any more favorable takeover proposal is defined as a superior proposal), and (2) our Board of Directors determines in good faith after consultation with outside legal counsel that it is necessary for them to comply with their fiduciary duties to our stockholders under applicable law, we may furnish information and take such other actions as are consistent with these fiduciary obligations. However, we will not, and will not permit any of our officers, directors, employees or other representatives to agree to or affirmatively endorse any takeover proposal or change its recommendation of the merger unless we terminate the merger agreement and pay eUniverse the termination fee described on page 35 under "Payment of Fees and Expenses." We intend to promptly notify eUniverse after receipt of any takeover proposal or any notice that any person is considering making a takeover proposal and keep eUniverse fully informed of the status and details of any takeover proposal.

      A "takeover proposal" is defined as any offer or proposal for, or any indication of interest in, a merger or other business combination involving our company, the acquisition of any significant equity interest in our company, or a significant portion of our assets, other than the transaction with eUniverse.


Indemnification Of Directors And Officers


      L90, as the surviving corporation, intends to indemnify and hold harmless the individuals who were our officers, directors, employees and agents on or prior to the effective time of the merger to the extent provided in our Bylaws or Certificate of Incorporation as of the date of the merger agreement. L90, as the surviving corporation, intends to keep in effect such provisions, which will not be amended except as required by applicable law or to make changes permitted by Delaware law that would enlarge the rights to indemnification available to these indemnified parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Delaware law.

      eUniverse and L90, as the surviving corporation, agreed to be jointly and severally obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any of the individuals who were our officers, directors, employees and agents on or prior to the effective time of the merger in enforcing these rights and will make any advances of these expenses to these indemnified parties that would be available under our Bylaws or Certificate of Incorporation with regard to the advancement of indemnifiable expenses.


      Prior to the consummation of the merger, we intend to purchase a tail policy to our existing directors and officers liability insurance to provide coverage of not less than $25 million for a period of three years following the effective time of the merger.

Other Agreements

      Prior to the effective time of the merger, the merger agreement requires us to, among other things:


    o use our best efforts to cause holders of more than 40% of all shares of our common stock issued and outstanding to execute and deliver to eUniverse voting agreements with respect to the merger;

    o use our best efforts to cause John C. Bohan, Christopher J. Cardinali and Mark Roah to execute and deliver to eUniverse non-solicitation agreements;

    o use commercially reasonable efforts to cooperate with eUniverse to ensure that our employees selected by eUniverse will become employees of eUniverse;


    o    terminate certain agreements;

    o pay all amounts owed to any law firm, accounting firm, investment banking firm or any other professional advisor;

    o terminate each employee of our company other than those which eUniverse has indicated it wishes to retain;

    o pay all amounts to which any employee is entitled under any severance arrangement;

    o    pay our commitments to certain third parties;


    o obtain a tail policy to our existing directors and officers liability insurance to provide coverage of not less than $25 million for a period of three years following the effective time of the merger;


    o pay or otherwise compensate the participants of our Direct/Offline 2001 and 2002 Bonus Plan to settle any bonuses relating to the period through the effective time of the merger;

    o procure an agreement and release from certain employees of our company pursuant to which the employees agree that they have been paid (or otherwise compensated) for that portion of their bonus relating to the period prior to the effective time of the merger and release any claims based on any bonus under the Direct/Offline 2001 and 2002 Bonus Plan and relating to the period prior to the effective time of the merger;

    o    terminate all outstanding unexercised options;

    o pay or otherwise compensate Novus List Marketing LLC to settle a contingent earnout payment relating to the period through the effective time of the merger;


    o procure an agreement and release from Novus List Marketing LLC pursuant to which it agrees that it has been paid (or otherwise compensated) for that portion of our contingent earnout payment relating to the period prior to the effective time of the merger and releases any claims based on any earnout payment under and relating to the period prior to the effective time of the merger;


    o supply eUniverse with audited financial statements for the fiscal year ended December 31, 2001;


    o consult with eUniverse on a regular basis regarding all operational matters, and from February 1, 2002 until the effective time of the merger, permit eUniverse to place one or more of its employees or agents in any of our offices;

    o    take such action as is necessary to terminate our 401(k) Plan; and


    o declare a special distribution contingent upon stockholder approval of the merger.

      Among other things, eUniverse has agreed to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for our eligible former employees as appropriate.

Special Distribution


      In connection with the merger, we have agreed to have Arthur Andersen LLP prepare a closing balance sheet for eUniverse as of a date close to the merger. As part of the computation of this balance sheet, Andersen will compute the unrestricted cash held by us. We represented that this unrestricted cash will be in an amount equal to $4,840,000, subject to adjustment for certain liabilities and assets. We will have declared a special distribution of the amount of our unrestricted cash less $4,840,000, and less all amounts paid to fulfill our pre-closing obligations, and make this distribution immediately before the effective time of the merger.


Conditions To The Merger

      The obligations of each party to consummate the merger is subject to the following conditions, any of which may be waived, in writing:

    o    our stockholders have approved and adopted the merger agreement;

    o there is no legal or regulatory restraint or prohibition preventing the consummation of the merger; and

    o the parties will have timely obtained from each governmental entity all approvals, waivers and consents necessary for consummation of the merger.

      In addition, our obligation to consummate and effect the merger is subject to a number of conditions, which may be waived in writing, including the following:

    o each of the representations and warranties of eUniverse will be true in all material respects on and as of the effective time of the merger; and

    o    there has not occurred any material adverse effect on eUniverse.

      In addition, eUniverse's obligation to consummate and effect the merger is subject to a number of conditions, which may be waived in writing, including the following:

    o certain of our representations and warranties are true in all material respects on and as of the effective time of the merger;


    o certain of our representations and warranties are true if the failure to be true would have a material adverse effect on our company;

    o    there has not occurred any material adverse effect on our company;


    o eUniverse has received letters of resignation from each of our directors and officers;

    o each of John Bohan, Mark Roah and Christopher J. Cardinali have executed non-solicitation agreements with our company, which provide that each of them will not solicit either (1) web sites with whom eUniverse has or is negotiating for an exclusive relationship or (2) certain advertisers;

    o each of John Bohan, Thomas Sebastian, Mark Roah and Christopher J. Cardinali has executed a termination and release agreement (each of which provides that the employee releases our company and its successors, including eUniverse, from any claims relating to or arising from his employment with us) and each of Keith Kaplan, Thomas Sebastian and Peter Huie has executed and delivered their respective consulting agreements with our company (each of which provides that eUniverse will retain these persons as consultants for a period of up to 60 days after the closing of the merger to assist with the transition of our business to eUniverse);


    o each of William Apfelbaum, John Bohan, Mark Roah and Christopher J. Cardinali have agreed in writing to vote for approval and adoption of the merger agreement pursuant to voting agreements;

    o    eUniverse shall have completed its review of our closing balance sheet;
         and


    o we will have (1) terminated certain agreements with Akamai Technologies, Inc. and Exodus Communications, (2) paid all amounts we owe to any law firm, accounting firm, investment banking firm or any other professional advisor, (3) terminated our employment of certain of our employees, (4) paid all amounts to which any employee is entitled under any severance arrangement, (5) paid our entire commitment to DoubleClick Inc. under certain agreements, (6) purchased a "tail" policy to our existing directors and officers liability insurance, (7) settled an earnout payable under an agreement with Novus List Marketing LLC, (8) paid the participants of our Direct/Offline 2001 and 2002 Bonus Plan to settle any bonuses and obtained relevant releases, and
         (9) terminated and cancelled all of the options to purchase our common stock.

Termination

      L90 and eUniverse may mutually agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if:

    o without fault of the terminating party, the effective time of the merger has not occurred on or before April 30, 2002 (or such later date as may be agreed upon in writing by the parties);

    o without fault of the terminating party, there is any applicable federal or state law that makes consummation of the merger illegal or otherwise prohibited or any court or government has taken any action prohibiting the merger;

    o without fault of the terminating party, the required approval of our stockholders has not been obtained by reason of the failure to obtain the required vote upon a vote duly held at the special meeting or at any adjournment or postponement;


    o we have withdrawn or modified our recommendation of the merger agreement or the merger in a manner adverse to eUniverse, or our Board of Directors has recommended any superior proposal (as defined under "Takeover Proposals" on Page 32);

    o we receive an unsolicited proposal that constitutes a superior proposal (as defined under "Takeover Proposals" on Page 32), and either we breach our obligations to promptly notify eUniverse or fail to terminate discussions with the maker of this proposal; or


    o a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is made and our Board of Directors fails to recommend against acceptance of, or takes no position with respect to the acceptance of, this offer.

      In addition, eUniverse may terminate the merger agreement if:

    o we materially breach any of our representations, warranties or obligations under the merger agreement and do not cure that breach in a timely manner; or

    o    we fail to call and hold the special meeting by March 31, 2002.

      In addition, we may terminate the merger agreement if eUniverse materially breaches any of its representations, warranties or obligations under the merger agreement and does not cure that breach in a timely manner.

Payment of Fees And Expenses


      Whether or not the merger is consummated, except as provided below, all fees and expenses incurred with the merger will be paid by the party incurring the expenses.


      We must pay eUniverse a termination or "break-up" fee if the merger agreement is terminated by eUniverse or us if:


    o we have withdrawn or modified our recommendation of the merger agreement or the merger in a manner adverse to eUniverse, or our Board of Directors has recommended any superior proposal (as defined under "Takeover Proposals" on Page 32);

    o we receive an unsolicited proposal that constitutes a superior proposal (as defined under "Takeover Proposals" on Page 32), and either we breach our obligations to promptly notify eUniverse or fail to terminate discussions with the maker of that proposal;


    o a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is made and our Board of Directors fails to recommend against acceptance of, or takes no position with respect to the acceptance of, that offer;


    o the effective time of the merger has not occurred on or before April 30, 2002 (or such later date as may be agreed upon in writing by the parties), and we have received an unsolicited superior proposal (as defined under "Takeover Proposals" on Page 32) or an offer for 15% or more of the shares of our common stock that we have either accepted or not rejected as of the date of the special meeting; or

    o the required approval of our stockholders has not been obtained by reason of the failure to obtain the required vote upon a vote duly held at the special meeting or at any adjournment or postponement, and we have received an unsolicited superior proposal (as defined under "Takeover Proposals" on Page 32) or an offer for 15% or more of the shares of our common stock that we have either accepted or not rejected as of the date of the special meeting.

      In addition, if we have received an unsolicited superior proposal (as defined under "Takeover Proposals" on Page 32) or an offer for 15% or more of the shares of our common stock that we have either accepted or not rejected as of the date of the special meeting, we must pay eUniverse a termination or "break-up" fee if the merger agreement is terminated by eUniverse where, due in whole or in part by our failure to use our best efforts to comply with the merger agreement:


    o we materially breach any of our representations, warranties or obligations under the merger agreement and do not cure that breach in a timely manner; or

    o    we fail to call and hold the special meeting by March 31, 2002.

      The termination or "break-up" fee is equal to $510,000 plus reimbursement for all out-of-pocket costs and expenses incurred by eUniverse in connection with the merger agreement and the transaction, including, without limitation, filing fees and the reasonable fees and expenses of its accountants and legal counsel.


                      PROPOSAL 2 - AMENDMENT OF STOCK PLAN

The Proposal


      The second proposal to be voted upon at the special meeting is a proposal to amend our 1999 Stock Incentive Plan to clarify that any options granted pursuant to this plan remaining unexercised at the closing of certain transactions, including the merger, shall terminate unexercised by virtue of these transactions and be cancelled without any action on the part of the holder thereof. Our Board of Directors unanimously approved the amendment of our 1999 Stock Incentive Plan described below, and recommends that you vote to approve the amendment.


      The plan provides for the grant of stock options to our officers, directors, consultants and key employees, and is intended to encourage officers, directors and key employees of our company and its subsidiaries to acquire or increase their ownership of our common stock, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of our company and its subsidiaries, and to assist in attracting and retaining the best available individuals to our company and its subsidiaries.

      In relevant part, the plan currently provides that, in the event of certain transactions (such as the merger), the Board of Directors (or its appointed committee) is authorized to make certain adjustments that it considers equitable under the circumstances. It is contemplated that the vesting of all existing options will be accelerated such that they will become fully exercisable prior to the merger. While we believe the plan currently gives the Board the power to cancel all options to the extent not authorized, we believe that the proposed amendment to the plan will remove any ambiguity about the existence of that authority.

      Therefore, we are proposing to amend our plan to add the following provision as Section 25 of the plan:

      "Notwithstanding Sections 15 and 20 of the Plan, in the event of a Change of Control (as defined below), to the extent permitted by applicable law: (i) any surviving corporation or a parent of such surviving corporation shall assume any Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan or (ii) such Awards shall continue in full force and effect, unless the surviving corporation or parent of the surviving corporation refuses to assume or continue any Awards outstanding under the Plan, or to substitute similar

Awards for those outstanding under the Plan. If the surviving corporation or parent of the surviving corporation refuses to assume, continue or substitute such Awards, the time during which such Awards may be exercised shall be accelerated, the Participants shall be given reasonable opportunity to exercise such Awards prior to the consummation of the Change of Control, and such Awards shall be terminated if not exercised prior to the consummation of the Change of Control. For purposes of the Plan, `Change of Control' means: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which stockholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (iv) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's stock voting power is transferred."



      Our Board of Directors unanimously approved the amendment of our 1999 Stock Incentive Plan described above, and recommends that you vote to approve the amendment. The proposed amendment to the plan must be approved by the holders of a majority of the shares present at the special meeting, either in person or by proxy. If you sign and return your proxy card but do not indicate how your shares are to be voted at the special meeting, the shares represented by your proxy will be voted for the amendment to the plan. If you abstain from voting, it will have the effect of a vote against the proposal. If you do not submit a proxy card or do not vote in person at the special meeting, it will have no effect either for or against the proposal.


Summary of the Provisions of the Plan

      The following summary of our 1999 Stock Incentive Plan is qualified in its entirety by the specific language of the plan, a copy of which is available to any stockholder upon request.


      Generally. The plan was adopted by our Board of Directors on April 30, 1999, received stockholder approval within the one-year period that followed and continues in effect for a period of ten years from its effective date, unless terminated earlier by our compensation committee, which is the administrator of the plan. Termination of our plan will not affect any awards previously granted under the plan. The administrator may amend or terminate our plan, subject to applicable law and regulation. The administrator may modify existing options, subject to the provisions of the plan.


      A total of 8,676,101 shares of common stock have been reserved for issuance under the plan (including shares subject to this proposal). As of December 31, 2001, our employees held outstanding stock options to acquire 4,169,520 shares under this plan and our employees have exercised options to purchase 90,399 shares.

      Administration. Our plan is administered by our compensation committee, which is a committee of "non-employee directors" (within the meaning of federal securities laws) appointed by our Board of Directors. The administrator has sole authority to, among other things, interpret and administer the plan, to grant options, to determine the terms of options, to amend or cancel option awards, to accelerate the vesting of awards and require the cancellation or surrender of any options.

      Eligibility. Under the plan, the administrator has the discretionary authority to grant awards to anyone performing services for us or our subsidiaries as an officer, director, consultant or other key salaried employee. Directors and consultants who are not also employees are only eligible to receive options that are not incentive stock options. As of January 3, 2002, approximately 95 persons are entitled to participate under the plan.

      Options. Options granted under the plan may be either incentive stock options as defined in Section 422 of Internal Revenue Code or options that are not incentive stock options. An option holder may purchase the common stock through exercising an option and paying the exercise price associated therewith. Only common stock is subject to purchase upon exercise of options granted under the plan.

      Exercise Price. Under the plan, the exercise price per share of any option granted will not be less than the fair market value of the shares covered by the option on the date the option is granted. If an incentive option is granted to a person who, at the time this incentive stock option is granted, owns more than 10% of our stock, the exercise price of that option will not be less than 110% of the fair market value of the shares covered by the option on the date the option is granted.

      Duration of Options. Unless otherwise provided by the administrator, each option will be exercisable at any time on or after it vests and remain exercisable until ten years after its date of grant (five years in the case of incentive stock options granted to an employee owning more than 10% of our stock), subject to earlier expiration based on the date on which the employee terminates employment with us.

      Fair Market Value. "Fair market value" means the fair market value per share of common stock on the date an award is granted. For purposes of the plan, the fair market value of a share of common stock will be the last sale price on Nasdaq on the trading day immediately preceding the day in question. If no sale takes place on that day, the price will be determined based on the average of the day's closing bid and ask quotations (and in their absence or a change from Nasdaq listing, according to specific terms of the plan).

      Conditions of Exercise. An optionee may exercise an option only by (a) a written notice of his or her intent to exercise the option with respect to a specific number of shares of common stock, and (b) payment to us, contemporaneously with delivery of that notice, of the exercise price for the number of shares with respect to which the option is then being exercised. Additionally, the administrator may impose vesting requirements on an optionee's right to exercise an option granted under the plan.

      Payment for Options. The administrator will have sole discretion over the payment procedures (including cashless exercises) and whether the optionee may exercise the option in whole or in part.

      Nontransferability. Unless otherwise provided in an award agreement, employees may not transfer awards under the plan.


      Recapitalization, Merger, Consolidation and Similar Transactions. The aggregate number of shares reserved for issuance under the plan, the number shares subject to outstanding options, the maximum number of shares that can be covered by an option, the exercise price thereof, and the number and kind of shares underlying the option, and such other terms as the administrator determines, will be equitably adjusted by the administrator subsequent to the effective date of the plan upon a merger, consolidation, reorganization or recapitalization of our company or upon stock dividend, stock split-up, reclassification or similar event with respect to us.

      Call Right. At the discretion of the administrator, any award agreement may provide us with the right to repurchase any shares issued to an employee whose employment with us has terminated, provided that the purchase price will not be higher than the fair market value of the shares on the date of termination.


      Tax Withholding. Our obligation to deliver shares of common stock pursuant to an award is subject to the employee's satisfaction of all applicable income tax withholding and employment tax requirements. Whenever deemed appropriate, the administrator may grant tax offset rights.

      Issuance of Common Stock. Shares issued pursuant to an award under the plan can be newly issued shares or issued shares reacquired by us, subject to
(a) applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and (b) any rights of repurchase or other rights reserved under the plan or an award agreement. Moreover, no option may be exercised if that exercise would be contrary to applicable laws and regulations.

      Rights of Recipients. Neither the plan nor the grant of any award nor any action by the administrator in connection with the plan will create any right on the part of any person to continue to perform services for us. In addition, the recipient of an award under the plan will not have any rights as a stockholder of our company with respect to shares subject to an award unless and until the shares of common stock underlying the award are delivered to the recipient.

      Restrictions on Resale. Unless specifically included as a term and condition of any award, there are no restrictions on the resale of common stock acquired upon the exercise of options. Shares of common stock purchased pursuant to an award may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. Under the Securities Act, our affiliates generally may resell shares of common stock purchased pursuant to our plan only (a) in accordance with the provisions of Rule 144 under the Securities Act, or (b) pursuant to an applicable current and effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.


      As defined in Rule 405 under the Securities Act, an affiliate of a company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such company. The determination of whether a person is an affiliate is primarily a factual one based upon whether he, she or it possesses, directly or indirectly, individually or in concert with others, the powers to direct or cause the direction of the management or policies of our company, whether through the ownership of voting stock, by executive position, by membership on any of its committees, by contract or otherwise.

      Restricted Stock Awards. The plan also allows us to grant restricted stock awards to directors, officers, consultants and key employees. Restricted stock awards represent the right to receive shares of common stock subject to certain restrictions. The shares subject to a restricted stock award as well as a certificate representing these shares will be issued to the recipient on the date of the grant. Upon the delivery of the certificate, a stock power is signed by the recipient, and that power is held by us until (a) the restrictions imposed on the shares subject to the restricted stock award lapse, at which time a certificate free of all restrictions is delivered to the recipient of the award or (b) these shares are forfeited to our company and will be cancelled. Until the restrictions imposed on the shares lapse, the shares awarded to the recipient of the award may not be sold, exchanged, transferred, or otherwise disposed of by that recipient.


      Performance Awards. The plan also allows us to grant performance awards to directors, officers, consultants and key employees. Performance awards may be paid by our company in cash, in shares of common stock, or a combination thereof, as determined by the administrator. There is no limitation on the number of performance periods established by the administrator. The administrator will establish one or more objectives for a performance period, which objectives must be achieved before the grant of an award. The grant of a performance award is evidenced by a written instrument that outlines the objectives, the period, the award, and any restrictions applicable to these awards. Until the objectives are met and the restrictions on any performance awards lapse, the performance awards cannot be sold, exchanged, transferred or disposed of by the holder thereof.

      Federal Income Tax Consequences. Under present federal income tax laws, grants of options under the plan will have the following federal income tax consequences for optionees and us:

      1. The grant of an option will not, by itself, result in the recognition of taxable income to the optionee.

      2. The exercise of an option that is an incentive stock option will generally not, by itself, result in the recognition of taxable income to the optionee nor entitle us to a deduction at the time of this exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference that may, in certain situations, trigger the alternative minimum tax under the Internal Revenue Code. The alternative maximum tax is incurred only when it exceeds the regular income tax. The optionee will recognize long-term capital gain or loss upon resale of the shares received upon this exercise, provided that this resale occurs at least one year after transfer of the shares to the optionee and two years after the grant of the option. If both of these conditions are not satisfied, the optionee will recognize ordinary income upon disposition in an amount equal to the lesser of (x) the difference between the exercise price and the fair market value on the date of exercise of the shares or (y) the gain realized upon the sale.

      3. The exercise of an option that is not an incentive stock option will result in the recognition of taxable income by the optionee on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired pursuant to the option and their exercise price. Upon exercise of an option that is not an incentive stock option, we are entitled to a deduction equal to the difference between the fair market value on the date of exercise of the shares acquired pursuant to the option and their exercise price.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of our common stock as of December 31, 2001 for each of the following persons:

    o each person or entity who we know to beneficially own 5% or more of our outstanding common stock;

    o    certain of our executive officers;

    o    each person who is currently a director; and

    o    all of our directors and named executive officers as a group.

      Unless otherwise indicated, the address of each beneficial owner listed below is c/o L90, Inc., 4499 Glencoe Avenue, Marina del Rey, California 90292.

      The percentage of beneficial ownership is based on 24,913,035 shares of our common stock outstanding as of December 31, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2001 are deemed outstanding. However, these shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table and under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite this stockholder's name.

                                              Shares Beneficially Owned
                                                as of December 31, 2001
                                                -----------------------

Named Executive Officers and Directors:          Number         Percentage
--------------------------------------           ------         ----------


John C. Bohan (1).....................          5,606,972          22.1
William M. Apfelbaum..................          2,379,681           9.6
Christopher J. Cardinali (2)..........            476,165           1.9
Mark D. Roah (3)......................            482,848           1.9
Peter Sealey (4)......................             95,000             *
Thomas A. Sebastian (5)...............            151,665             *
Keith J. Kaplan (6)...................            151,331             *
Gerald B. Redditt.....................              5,000             *
All directors and named executive
officers as a group (8 persons).......          9,348,662          36.3

*     Represents less than 1%.


(1) Includes 508,333 shares on which Mr. Bohan has granted options to certain of our key employees.


(2) Includes 9,166 shares issuable upon exercise of stock options, which are presently exercisable or will become exercisable within 60 days from December 31, 2001.

(3) Includes 19,166 shares issuable upon exercise of stock options, which are presently exercisable or will become exercisable within 60 days from December 31, 2001.

(4) Includes 68,333 shares issuable upon exercise of stock options, which are presently exercisable or will become exercisable within 60 days from December 31, 2001.

(5) Reflects 141,665 shares issuable upon exercise of stock options, which are presently exercisable or will become exercisable within 60 days from December 31, 2001.

(6) Reflects 110,831 shares issuable upon exercise of stock options, which are presently exercisable or will become exercisable within 60 days from December 31, 2001.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information regarding the compensation earned during our fiscal years 1999, 2000 and 2001 by the following named executives: our Chief Executive Officer and each of our other four most highly compensated executive officers during the fiscal year ended December 31, 2001.


                                                                                                      Long Term
                                                                                                     Compensation
                                                                                                       Awards
                                                                                                       ------
                                                                                                       Shares
                                                                                   Other Annual      Underlying      All Other
          Name and Principal Position              Annual Compensation            Compensation (1)     Options      Compensation
          ---------------------------              -------------------            ----------------     -------      ------------

                                              Year        Salary         Bonus
                                              ----        ------         -----
John C. Bohan.............................    2001       $372,500       $26,012         ---              ---             ---
     President and Chief                      2000        250,000       100,000       $62,364            ---             ---
     Executive Officer                        1999        58,000          ---         204,649            ---             ---

Thomas A. Sebastian.......................    2001       $190,000      $167,777         ---              ---             ---
     Senior Vice President,                   2000        180,000       125,833         ---            85,000            ---
     Chief Financial Officer and              1999        85,000          ---           ---            166,666           ---
     Assistant Secretary


Mark D. Roah..............................    2001       $200,000       $10,970       $25,947            ---          $3,920(2)
     Senior Vice President of                                                                                       $584,879(5)
     Business Development                     2000        100,000       112,059       $164,460       105,000(3)       $5,250(2)
                                              1999        39,792          ---          11,985        133,333 (4)      $4,800(2)

Keith J. Kaplan...........................    2001       $210,417      $138,417         ---              ---          $6,531(2)
      President of National Sales             2000        187,781       182,522        $3,194        238,333(3)       $5,250(2)
                                              1999        47,788          ---           ---              ---             ---

Kenneth Johnson...........................    2001       $279,615       $17,597       $24,518         $160,000           ---
      Chief Technology Officer
-----------------------------


      (1) The amounts listed in "Other Annual Compensation" are comprised solely of sales commissions. In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executives that are available generally to all of our salaried employees and perquisites and other personal benefits received by the named executives that do not exceed the lesser of $50,000 or 10% of the named executive's salary and bonus disclosed in this table.

      (2)  This amount represents a vehicle allowance.

      (3) Forty thousand of these shares underlie an option granted by John C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered to our company. These option grants were terminated in 2001.

      (4) These shares underlie an option granted by John C. Bohan to the option holder. The option and the shares underlying the option may be deemed compensation received by the option holder for services rendered our company.

      (5) This amount represents the forgiveness of certain debt owed by the individual to our company, plus an amount of cash necessary to tax protect such individuals with respect to such debt forgiveness.

Option Grants in Last Fiscal Year

      The following table sets forth information concerning stock options that we granted to our named executives during our fiscal year ending December 31, 2001. We have not granted any stock appreciation rights.




                                                                                                 Potential Realizable Value at
                                                                                                     Assumed Annual Rates of
                                                                                                  Stock Price Appreciation for
Name                                           Individual Grants                                          Option Term(1)
----------------------------------------- ----------------------------------------------------- ------------------------------------
                                Number of      Percentage of
                                Securities     Total Options
                                Underlying      Granted to
                                 Options         Employees        Exercise Price   Expiration
                                 Granted           in 2001          (per share)       Date
------------------------------  -----------  ----------------- ------------------ ------------- ------------- ----------------------
                                                                                                     5%          10%
------------------------------  -----------  ----------------- ------------------ ------------- ------------- ----------------------
John C. Bohan................       ---            ---                ---           ---             ---          ---
Thomas A. Sebastian..........       ---            ---                ---           ---             ---          ---
Mark D. Roah.................       ---            ---                ---           ---             ---          ---
Keith J. Kaplan..............       ---            ---                ---           ---             ---          ---
Kenneth Johnson..............     160,000          16.3%            $3.438        2/20/2011      $345,942     $876,686



(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted based upon the fair market value on the date of grant. These assumptions are not intended to forecast future appreciation of our stock price. The amounts reflected in the table may not be achieved.



Securities Subject to Option Grants

      The table below sets forth, as to our President and Chief Executive Officer, our four other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under our 1999 Stock Incentive Plan during fiscal year 2001, together with the weighted average exercise price payable per share for these option grants. We have not made any direct stock issuances to date under the plan.

                                                   Securities     Average
                                                   Underlying     Weighted
                                                     Options   Exercise Price
                                                     Granted      per Share
            Name of Individual                         (#)        ($/Share)
-------------------------------------------------- ----------- --------------

John C. Bohan.....................................      -             -
      President and Chief Executive Officer
      and Director

Thomas A. Sebastian...............................      -             -
      Senior Vice President, Chief Financial
      Officer and Assistant Secretary

Christopher J. Cardinali..........................      -             -
      Senior Vice President of Northwestern
      Sales and Director

Mark D. Roah......................................      -             -
      Senior Vice President of
      Business Development and Director

Keith J. Kaplan...................................      -             -
      President of National Sales

Kenneth Johnson...................................   160,000        $3.438

All current executive officers as a group.........   160,000        $3.438

All current directors who are not executive.......    70,000         $2.37
      officers as a group

All employees, including all current officers.....   750,530         $2.96
      who are not executive officers, as a group



Aggregate Option Exercised in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth information concerning options that our named executives exercised during our fiscal year ending December 31, 2001 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2001. The table also reports values for "in-the-money" options that represent the positive spread between the exercise prices of outstanding options and $1.55, the last reported sale price of our common stock in 2001. We have never issued stock appreciation rights.

                                      Number of                 Number of Securities
                                        Shares                  Underlying Unexercised    Value of Unexercised In-the-
                                      Acquired on    Value            Options at                Money Options at
Name                                   Exercise     Realized      December 31, 2001             December 31, 2001
------------------------------------ ------------- ------------ -----------------------   ------------------------------
                                                   Exercisable       Unexercisable         Exercisable   Unexercisable
------------------------------------ ------------- ------------ -----------------------   ------------- ----------------
John C. Bohan..............   ---          ---         ---                 ---                 ---            ---
Thomas A. Sebastian........   ---          ---       141,665             110,002               ---            ---
Mark D. Roah...............   ---          ---        19,166              45,834               ---            ---
Keith J. Kaplan               ---          ---       110,831             127,502               ---            ---
Kenneth Johnson............   ---          ---         ---               160,000               ---            ---



      Directors. Our directors do not receive cash compensation for their services. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

      Compensation Committee Interlocks and Insider Participation. Our compensation committee currently consists of Mr. Apfelbaum and Mr. Sealey. No member of the compensation committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or compensation committee.


      Employment Agreements. In September 1999, we entered into at-will employment agreements with each of Messrs. Bohan, Sebastian and Roah. Under these agreements, their annual base salaries for the year ended December 31, 2001 were $372,500, $190,000 and $200,000, respectively. In addition, these agreements provide for sales commissions for Messrs. Bohan and Roah in accordance with our then current policy. Each agreement provides for an initial two-year term, and is automatically renewed for successive one-year terms, unless otherwise terminated in writing by us or the employee prior to 30 days before the expiration of the initial term or any successive term. These agreements provide for customary benefits and for the ongoing payment to each of these employees of their base salaries for the balance of the initial term or any successive term if he is terminated without cause. In January 2002, the employment agreements for Messrs. Bohan and Roah were amended to terminate their right to receive ongoing payment of their base salary in the event of a termination of their employment without cause. In November 1999, we entered into an arrangement with Mr. Sebastian governing the vesting of stock options and restricted stock grants upon a termination of his employment following a change in control. On August 15, 2001, Mr. Sebastian terminated all of his rights under this arrangement and under his employment agreement. On October 31, 2001, we entered into an agreement with Kenneth Johnson that provides for payment to Mr. Johnson of $200,000 in the event of his termination without cause. In January 2002, we entered into an agreement with Keith Kaplan that provides for a payment to Mr. Kaplan of $137,500 upon the closing of the merger.


      In fiscal year 2001, Mr. Bohan's base salary was $372,500. Mr. Bohan also received a bonus in fiscal year 2001 of $26,012. Mr. Bohan was granted this bonus after taking into consideration our financial performance since Mr. Bohan became President and Chief Executive Officer, and in light of his individual performance and significant contribution to our overall growth.

                               GENERAL INFORMATION


      Voting Securities. Only stockholders of record as of the close of business on January 25, 2002, will be entitled to vote at the special meeting and any adjournment or postponement thereof. As of that date, there were 24,990,255 shares of our common stock, par value $.001 per share ("common stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) will each be counted as present for purposes of determining the presence of a quorum.

      Solicitation of Proxies. We will bear the cost of soliciting proxies. We will solicit stockholders by mail and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of these persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. We reserve the right to employ our transfer agent, Mellon Investor Services, to act as agent for solicitation of proxies, for an estimated fee of $25,000.

      Voting of Proxies. All valid proxies received prior to the special meeting will be voted. Where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals. A stockholder giving a proxy has the power to revoke his, her or its proxy at any time prior to the time it is voted, by delivery to our Secretary of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the special meeting and voting in person.


      If you hold your shares of our common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Brokers and other representatives in most cases will not have discretionary voting authority to vote on the merger proposal described in this proxy statement.


      No person is authorized to give any information or make any representation in connection with the merger agreement or the merger not contained in this proxy statement, and if given or made, this information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of our company since the date hereof.

      This proxy statement and the accompanying proxy are being mailed on or about January 30, 2002 to all stockholders entitled to notice of and to vote at the special meeting.


                          TRANSACTION OF OTHER BUSINESS

      As of the date of this proxy statement, our Board of Directors is not aware of any matters other than those set forth herein and in the notice of special meeting that will come before the special meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                          FUTURE STOCKHOLDER PROPOSALS


      If the merger is consummated, there will be no public stockholders of our company and no public participation in any future meetings of our stockholders. However, if the merger is not consummated, our public stockholders will be entitled to attend and participate in our stockholder's meetings.

      In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders must have been received by our Secretary no later than the close of business on December 17, 2001 if these proposals are to be considered for inclusion in L90's proxy statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2002 Annual Meeting of Stockholders that is not described in the 2002 proxy statement unless we have received notice of this proposal on or before the close of business on March 2, 2002. However, if we determine to change the date of the 2002 Annual Meeting of Stockholders more than 30 days from May 3, 2002, we will provide stockholders with a reasonable time before we begin to print and mail our proxy materials for the 2002 Annual Meeting of Stockholders in order to allow our stockholders an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission.


                              AVAILABLE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. You can also access copies of this material electronically on the Securities and Exchange Commission's home page on the World Wide Web at http://www.sec.gov. Reports, proxy statements and other information concerning us are also available for inspection at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                               By Order of the Board of Directors of L90, Inc.

                               /s/ John C. Bohan

                               John C. Bohan
                               President and Chief Executive Officer


                               January 30, 2002

                                  FORM OF PROXY
                                    L90, INC.


      The undersigned acknowledges receipt of the notice of the special meeting of Stockholders to be held on February 26, 2002 and the accompanying proxy statement, and appoints John C. Bohan, Thomas A. Sebastian and Peter M. Huie, and each of them, acting alone, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock, par value $.001, of L90, Inc. (the "Company") which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the special meeting of Stockholders of the Company to be held at the main offices of the Company, 4499 Glencoe Avenue, Marina del Rey, California 90292, on February 26, 2002 at 11:00 AM Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.


PROPOSAL 1. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 2,
            2002 AMONG L90, EUNIVERSE, INC. AND L90 ACQUISITION CORPORATION

            FOR /_/       AGAINST /_/         ABSTAIN /_/

PROPOSAL 2. AMENDMENT OF 1999 STOCK INCENTIVE PLAN.

            FOR /_/       AGAINST /_/         ABSTAIN /_/

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

THIS PROXY AUTHORIZES JOHN C. BOHAN, THOMAS A. SEBASTIAN OR PETER M. HUIE TO VOTE AT HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L90, INC.



                          Dated: ______________, 2002


                          ______________________________________________________
                          Signature

                          Print Name:  _________________________________________

                          Address:  ____________________________________________

                                    ____________________________________________

Please mark, date and sign this Proxy and deliver it to any of the above-named proxies if you do not plan to attend the special meeting.

                     ANNEX A - AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


      This Agreement and Plan of Merger (the "Agreement") is made and entered into as of January 2, 2002, by and among eUniverse, Inc., a Nevada corporation ("Acquiror"), L90 Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and L90, Inc., a Delaware corporation ("Target").

                                    RECITALS
                                    --------

      A     The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the merger of Merger Sub and Target (the "Merger") and, in furtherance thereof, have approved the Merger. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Target (the "Target Capital Stock") shall be converted into the right to receive cash in the amounts set forth herein.

      B     Concurrently with the execution of this Agreement, as a condition to the willingness of Acquiror and Merger Sub to enter into this Agreement, Acquiror, Merger Sub and certain shareholders of the Target are entering into Voting Agreements, a form of which is attached to this Agreement as Exhibit B (the "Voting Agreement"), providing for the agreement by such shareholders to vote in favor of this Agreement and the Merger.

      C     Target, Acquiror and Merger Sub desire to make certain
representations and warranties and other agreements in connection with the Merger.

                                    AGREEMENT
                                    ---------

      The parties hereby agree as follows:

                                   SECTION ONE

      1     The Merger.

            1.1 The Merger At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

            1.2 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a time determined in accordance with Section 5.16 or at such other time as the parties agree (the "Closing Date"). In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time"). The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 777 South Figueroa Street, 32nd Floor, Los Angeles, CA 90017, or at such other location as the parties agree.

            1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            1.4     Certificate of Incorporation; Bylaws.

                    (a) At the Effective Time, the Certificate of Incorporation of Target , as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, provided that it shall be immediately amended and restated to a form identical to that of Merger Sub, except that the name of the Surviving Corporation shall be L90, Inc..

                    (b) At the Effective time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

            1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Target or any of their respective stockholders, the following shall occur at the Effective Time:

                    (a)  Conversion of Target Capital Stock.

                         (i)   All of the issued and outstanding shares of
Common Stock, par value $.001 per share, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 262 of Delaware Law ("Dissenting Shares")) shall be converted into the right to receive $0.2047 per share (assuming 24,913,035 shares outstanding at the Closing), subject to adjustment as set forth in Section 1.6(e) (the "Merger Consideration"). The total amount paid for all outstanding securities of Target at the Effective Time is referred to herein as the "Aggregate Merger Consideration." All shares of Target Capital Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target

Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 1.7, without interest.

                    (b) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                    (c)  Target Options and Warrants.

                         (i)   Target Options. Effective immediately prior to
the Effective Time and contingent upon consummation of the Merger, all outstanding options to purchase Target Common Stock (the "Target Options") issued under the Target's 1999 Stock Incentive Plan or any other stock option agreement between Target on the one hand and any of its employees, officers, directors, consultants or advisors, on the other hand (the "Target Stock Option Plans") shall terminate unexercised by virtue of the merger and be cancelled without any action on the part of the holder thereof. Between the date hereof and the Closing, Target shall use its reasonable best efforts (including making the receipt of any severance payment to which any individual is not contractually entitled contingent upon the execution of a Letter Agreement or other agreement containing similar terms) to obtain from each holder of unexercised Options an executed Letter Agreement in the form attached hereto as Exhibit D (the "Letter Agreement") acknowledging the cancellation of such unexercised options and the release of the Surviving Corporation from any and all liability or obligation in connection with each of such holder's Target Options.

                         (ii)  Target Warrants. Effective immediately prior to
the Effective Time and contingent upon consummation of the Merger, all outstanding warrants to purchase Target Capital Stock (the "Target Warrants") shall terminate by virtue of the merger and be cancelled without any action on the part of the holder thereof, except (A) that those four Target Warrants numbered IPO 99-1, IPO 99-2, PP 99-1 and PP 99-2 exercisable into 40,000, 26,666, 50,000 and 33,333 shares of Target common stock respectively may each remain outstanding provided that the exercise price under any such Target Warrant remaining outstanding at the Effective Time is greater than the sum (the "Total Consideration") of the amount to be received per share of Target common stock in the Special Distribution, plus the Merger Consideration and (B) with respect to those Target Warrants referred to in Section 2.3 of the Target Disclosure Schedule as the "webMillion Warrants," such Target Warrants may remain outstanding, provided that (i) the amount to be retained in the Cash Account shall be increased by an amount (the "Warrant Amount") equal to the product of (x) the difference of the Total Consideration less the exercise price per share of such webMillion Warrants multiplied by (y) the number of shares of Target Common Stock purchasable upon exercise of the webMillion Warrants that remain outstanding, and (ii) Target uses its reasonable best efforts to terminate such webMillion Warrants in exchange for the payment to the holder thereof of an amount equal to such holder's share of the Warrant Amount.

                    (d) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                    (e) Adjustments. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Target Capital Stock occurring after the date of this Agreement and prior to the Effective Time. The Merger Consideration shall also be adjusted upon the issuance of any additional shares of capital stock, options therefor of securities convertible into capital stock such that no such issuance shall result in an increase in the Aggregate Merger Consideration that would otherwise be payable.

                    (f) Dissenters' Rights. Any Dissenting Shares shall not be converted into the right to receive the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Target Capital Stock, the Merger Consideration to which such holder would otherwise be entitled under this
Section 1.6 and the Certificate of Merger.

            1.7     Surrender of Certificates.

                    (a) Exchange Agent. Mellon Investor Services or such other entity as may be selected by Acquiror shall act as exchange agent (the "Exchange Agent") in the Merger.

                    (b) Acquiror to Provide Cash. At the Effective Time, Acquiror shall deposit with the Exchange Agent for payment in accordance with this Section 1, through such reasonable procedures as Acquiror and Target may adopt, sufficient funds in amounts and at times necessary for the payment of the Merger Consideration in the amounts and at the times provided herein. All interest earned on such funds shall be paid to Acquiror.

                    (c) Exchange Procedures. Promptly after the Merger Consideration is deposited with the Exchange Agent, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration.

                    (d) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    (e) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

            1.8 No Further Ownership Rights in Target Capital Stock. All cash in the amount of the Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

            1.9 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

            1.10 Withholding. Each of the Exchange Agent, Acquiror, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Target Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   SECTION TWO

      2     Representations and Warranties of Target.


            In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement, provided, however, that none of the following shall be deemed to be a Material Adverse Effect or taken into account in determining whether there has been or will be a Material Adverse Effect: (i) any change in the market price or trading volume of Target's stock after the date hereof, (ii) any reduction in revenue (and resulting change in other items on Target's income statement) resulting directly from the termination of contracts or employees that Acquiror and Target have mutually agreed Target should terminate, (iii) any diminution in the value of assets on Target's balance sheet (and resulting change in other items on Target's income statement) resulting directly from the sale of assets at below book value that Acquiror and Target have mutually agreed Target should so sell, and (iv) any litigation or other proceeding against or involving Target or its Affiliates with respect to which (A) an insurer with an A.M. Best Rating of A+ or better has agreed to cover any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) ("Losses") incurred in connection with such, provided that an agreement to cover such Losses subject to a reservation of rights shall be deemed to be an agreement to cover so long as the subject matter of such suit or proceeding is covered by the relevant insurance policy, in Acquiror's reasonable business judgment, (B) Acquiror's reasonable estimate of all Losses which might be incurred in connection with such lawsuit is less than the relevant policy limit and (C) Target has paid the entire amount of the deductible under such policy, such that all Losses will be paid entirely by the insurer.

            In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable investigation sufficient to express an informed view.

            Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror and Merger Sub as follows (items on the Target Disclosure Schedule shall only be deemed to be exceptions and disclosures with respect to the representation of the same number and letter as the Section of the Target Disclosure Schedule in which such item appears):

            2.1 Organization; Subsidiaries. Each of Target and each subsidiary of Target (each a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and each Subsidiary has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Material Adverse Effect on Target. Each of Target and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect on Target. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, is set forth in Section 2.1 of the Target Disclosure Schedule. Target is the owner of all outstanding shares of capital stock of each Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary are owned by Target free and clear of all liens, charges, claims, encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating Target or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as set forth in Section 2.1 of the Target Disclosure Schedule, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

            2.2 Certificate of Incorporation and Bylaws. Target has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target and each Subsidiary, each as amended to date, to Acquiror. Neither Target nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

            2.3 Capital Structure. The authorized capital stock of Target consists of 53,333,333 shares of Common Stock and 6,998,000 shares of Preferred Stock and no other equity securities, of which there were issued and outstanding as of the close of business on December 17, 2001, 24,913,035 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after December 17, 2001 other than pursuant to the exercise of Target warrants and options outstanding as of such date under the Target Stock Option Plans. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of Target Common Stock were issued in compliance with all applicable federal and state securities laws. As of the close of business on the date hereof, Target has reserved 9,272,768 shares of Common Stock for issuance to employees and consultants pursuant to the Target Stock Option Plans, of which 502,457 shares have been issued pursuant to option exercises or direct stock purchases, 4,325,794 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. As of the date hereof, Section 2.3 of the Target Disclosure Schedule sets forth the number of outstanding Target Options and all other rights to acquire shares of Target Common Stock pursuant to the Target Stock Option Plans and the applicable exercise prices. As of the date hereof, except (i) for the rights created pursuant to this Agreement, (ii) for Target's right to repurchase any unvested shares under the Target Stock Option Plans and (iii) as set forth in this
Section 2.3 or as set forth in Section 2.3 of the Target Disclosure Schedule, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound relating to the issued or unissued capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as provided in
Section 1.6(c)(ii), immediately prior to the Effective Time there will be no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound relating to the issued or unissued capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, between or among any of Target's stockholders, except for the stockholders delivering Voting Agreements. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans have been made available to Acquiror and, except as contemplated by
Section 1.6(c), such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.

            2.4 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by
Section 6.1(a). Target's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Target and assuming due authorization, execution and delivery by Acquiror and Merger Sub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except as such enforceability is limited by bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or other laws affecting the enforceability of creditors' rights generally, and by general equitable principles (collectively, the "Remedies Exception").

            2.5     No Conflicts; Required Filings and Consents.

                    (a) Except as set forth in Section 2.5(a) of the Target Disclosure Schedule, the execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby, including the actions contemplated by Section 1.6(c) will not, conflict with, breach, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target or any of its Subsidiaries, as amended, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any Subsidiary or any of their properties or assets or (iii) any Target Employee Benefit Plan or agreement entered into or issued pursuant thereto or in connection therewith.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities laws and the securities laws of any foreign country, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such other consents, authorizations, filings, approvals and registrations which either have been obtained or made or, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

            2.6     SEC Filings; Financial Statements.

                    (a) Target has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 28, 2000, and has previously made available to Acquiror, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal years ended December 31, 1999 and December 31, 2000, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, (iii) all proxy statements relating to Target meetings of stockholders (whether annual or special) held since January 28, 2000, (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by Target with the SEC since January 28, 2000, (the forms, reports and other documents referred to in clauses
(i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "Target SEC Reports"), and (v) complete (i.e., unredacted) copies of each exhibit to the

Target SEC Reports filed with the SEC. The Target SEC Reports, as well as all forms, reports and documents to be filed by Target with the SEC after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and
(iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto.

                    (b) No Subsidiary is required to file any form, report or other document with the SEC.

                    (c) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Target SEC Reports, as well as all forms, reports and documents to be filed by Target with the SEC after the date hereof and prior to the Effective Time, was or will be prepared in accordance with the United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented or will fairly present the consolidated financial position, results of operations and cash flows of Target and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to the lack of complete footnotes and normal and recurring year-end adjustments which did not and are not expected to have a Material Adverse Effect on Target).

                    (d) Target has previously furnished to Acquiror complete and correct copies of all amendments and modifications that have not been filed by Target with the SEC to all agreements, documents and other instruments that previously had been filed by Target with the SEC and are currently in effect.

            2.7 Absence of Undisclosed Liabilities. Neither Target nor any Subsidiary has material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the consolidated Balance Sheet of Target at September 30, 2001 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under GAAP and set forth in Section 2.7 of the Target Disclosure Schedule, (iii) those incurred in the ordinary course of business since the date of the Target Balance Sheet (other than ordinary trade payables) and consistent with past practice and set forth in Section 2.7 of the Target Disclosure Schedule, (iv) ordinary trade payables incurred in the ordinary course of business since September 30, 2001,
(v) those incurred in connection with the execution of this Agreement and (vi) those incurred after the date hereof in accordance with Section 4.

            2.8     Absence of Certain Changes. Except as set forth in Section
2.8 of the Target Disclosure Schedule, and except for such actions as may be taken pursuant to Sections 1.6(c), 4.2, 5.17, 5.19 and 5.20, since September 30, 2001 (the "Target Balance Sheet Date") there has not been, occurred or arisen any:

                    (a) transaction by Target or any Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices or transactions entered into after the date hereof in accordance with
Section 4;

                    (b) amendments or changes to the Certificate of Incorporation or Bylaws of Target;

                    (c) capital expenditure or capital commitment by Target or any Subsidiary, in any individual amount exceeding $25,000, or in the aggregate, exceeding $50,000, except such expenditures and commitments as are made after the date hereof in accordance with Section 4;

                    (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of Target or any Subsidiary (whether or not covered by insurance) which would constitute a Material Adverse Effect;

                    (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                    (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets (except such changes as are required pursuant to SFAS 141 and 142 published by the Financial Accounting Standards Board);

                    (g) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock, except repurchases of Target Common Stock from terminated Target employees at the original per share purchase price of such shares;

                    (h) increase in the salary or other compensation payable or to become payable by Target to any officers, directors, employees or advisors of Target or any Subsidiary, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement and except for salary increases made after the date hereof in an amount not to exceed 10% with respect to any individual, or other than as set forth in Section 2.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

                    (i) sale, lease, license of other disposition of any of the assets or properties of Target or any Subsidiary, except in the ordinary course of business and not in excess of $50,000 in the aggregate;

                    (j) termination or material amendment of any material contract, agreement or license (including any distribution agreement, but with respect to insertion orders, only those in an amount of $100,000 or more) to which Target or any Subsidiary is a party or by which it is bound;

                    (k) loan by Target or any Subsidiary to any person or entity, or guaranty by Target or any Subsidiary of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and
(y) trade payables in the ordinary course of business, consistent with past practices;

                    (l) waiver or release of any right or claim of Target or any Subsidiary, including any write-off or other compromise of any account receivable of Target or any Subsidiary relating to any entities with accounts receivable currently outstanding and in excess of $50,000 in the aggregate, except for waivers, releases and write-offs made in accordance with Section 4;

                    (m) the commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Target's knowledge, investigation of Target or any Subsidiary or their respective affairs;

                    (n) notice of any claim of ownership by a third party of Target's or any Subsidiary's Intellectual Property (as defined in Section 2.13 below) or of infringement by Target or any Subsidiary of any third party's Intellectual Property rights;

                    (o) except for issuances of common stock upon the exercise of options or warrants currently outstanding and set forth on the Target Disclosure Schedule, issuance or sale by Target or any Subsidiary of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                    (p) change in pricing or royalties set or charged by Target or any Subsidiary to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Target or any Subsidiary other than changes to insertion orders in the ordinary course of business consistent with past practice and changes made in accordance with
Section 4;

                    (q) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Target; or

                    (r) agreement by Target, any Subsidiary or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

            2.9 Litigation. Except as set forth in Section 2.9 of the Target Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any Subsidiary, threatened against Target or any Subsidiary or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or any Subsidiary or, to the knowledge of Target and its Subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All judgments, orders and decrees binding upon Target or any Subsidiary as of the date hereof are disclosed in Section 2.9 of the Target Disclosure Schedule.

            2.10    Restrictions on Business Activities. Except as set forth in
Section 2.10 of the Target Disclosure Schedule, (i) there is no agreement, judgment, injunction, order or decree binding upon Target or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Target or any Subsidiary, any acquisition of property by Target or any Subsidiary or the overall conduct of business by Target or any Subsidiary as currently conducted by Target or by any Subsidiary and (ii) assuming the consummation of the transactions contemplated hereby, there is no agreement, judgment, injunction, order or decree binding upon Target or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Acquiror or any of its subsidiaries, any acquisition of property by Acquiror or any of its subsidiaries or the overall conduct of business by Acquiror or any of its subsidiaries as currently conducted by Acquiror or any of its subsidiaries.

            2.11 Permits. Each of Target and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Target or that Subsidiary, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations") and no suspension or cancellation of any Target Authorization is pending or, to Target's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Target Authorization would not have a Material Adverse Effect on Target. Neither Target nor any Subsidiary is in conflict with, or in default or violation of, (i) any laws applicable to Target or any Subsidiary or by which any property or asset of Target or any Subsidiary is bound or affected, (ii) any Target Authorization, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any Subsidiary is a party or by which Target or any Subsidiary or any property or asset of Target or any Subsidiary is bound or affected, except for any such conflict, default or violation that would not have a Material Adverse Effect on Target.

            2.12    Title to Property.

                    (a) Except as set forth on Section 2.12 of the Target Disclosure Schedule, Target and each Subsidiary (i) has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except Permitted Liens or (ii) with respect to leased properties and assets, has valid leasehold interests therein. The plants, property and equipment of Target and

Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to ordinary wear and tear. All properties used in the operations of Target and its Subsidiaries are reflected in the Target Balance Sheet to the extent United States generally accepted accounting principles require the same to be reflected. Section 2.12(a) of the Target Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Target and by each Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                    (b) "Permitted Liens" shall mean liens for taxes or assessments not yet due and liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent.

                    (c) Section 2.12(c) of the Target Disclosure Schedule also sets forth a true, correct and complete list of substantially all equipment (the "Equipment") owned or leased by Target and its Subsidiaries, and such Equipment is, taken as a whole, (i) adequate for the conduct of Target's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

            2.13    Intellectual Property.

                    (a) Except as set forth in Section 2.13(a) of the Target Disclosure Schedule, Target and each of its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Target or any Subsidiary as currently conducted by Target or any Subsidiary, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Target.

                    (b)  Section 2.13 of the Target Disclosure Schedule lists
(i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which Target or any Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software, exclusive or otherwise ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product that is material to its business. Neither Target nor any Subsidiary is in violation of any license, sublicense or agreement described in Section 2.13 of the Target Disclosure Schedule. The execution and delivery of this Agreement by Target and the consummation of the transactions contemplated hereby, will neither cause Target or any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Section 2.13 of the Target Disclosure Schedule or except where Target is a non-exclusive licensee, Target is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

                    (c) There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any Subsidiary, any trade secret material to Target or any Subsidiary or any Intellectual Property right of any third party to the extent licensed by or through Target or any Subsidiary, by any third party, including any employee of Target or any Subsidiary. Except as set forth in Section 2.13(c) of the Target Disclosure Schedule, neither Target nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

                    (d) Neither Target nor any Subsidiary is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

                    (e) Except as set forth in Section 2.13(e) of the Target Disclosure Schedule, (i) all patents, registered trademarks, service marks and copyrights held by Target or any Subsidiary are valid and existing and there is no assertion or claim challenging the validity of any Intellectual Property of Target or any Subsidiary, (ii) Target has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (iii) the conduct of the business of Target and each Subsidiary as currently conducted does not infringe on or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that is reasonably likely to have a Material Adverse Effect on Target. All registered trademarks, service marks and copyrights held by Target are valid and existing. Except as set forth in Section 2.13(e) of the Target Disclosure Schedule, to Target's knowledge, no third party is challenging the ownership by Target or any Subsidiary, or the validity or effectiveness of, any of the Intellectual Property. Neither Target nor any Subsidiary has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target or any Subsidiary, except such as may have been commenced by Target or any Subsidiary. There is no breach or violation of, actual loss of rights or, to Target's Knowledge, threatened loss of rights under any license agreement to which Target is a party.

                    (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

                    (g) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Each of Target and its respective Subsidiaries has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Target's standard forms and all current and former employees, consultant and independent contractors of Target and each Subsidiary have executed such an agreement. Except as set forth in Section 2.13(g) of the Target Disclosure Schedule, all use, disclosure or appropriation of Confidential Information not owned by Target or a Subsidiary has been pursuant to the terms of a written agreement between Target or a Subsidiary and the owner of such Confidential Information, or is otherwise lawful.

            2.14    Environmental Matters.

                    (a)  The following terms shall be defined as follows:

                         (i)   "Environmental and Safety Laws" shall mean any
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

                         (ii)  "Hazardous Materials" shall mean any toxic or
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos; and any other pollutant or contaminant.

                         (iii) "Property" shall mean all real property leased or
owned by Target or its Subsidiaries either currently or in the past.

                         (iv)  "Facilities" shall mean all buildings and
improvements on the Property of Target or its Subsidiaries.

                         (v)   "Relevant Period" shall mean the period during
which Target or any Subsidiary leased or owned the Property or Facility in question.

                    (b) Target represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities during the Relevant Period; (ii) all Hazardous Materials and wastes, used, manufactured or located on the Property or Facilities during the Relevant Period have been disposed of in accordance with all Environmental and Safety Laws; (iii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Property or Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws on any of the Property or Facilities or otherwise relating to or involving Target or any Subsidiary or any of their respective assets; (v) neither Target nor its Subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any state analog statute, arising out of events occurring prior to the Closing Date; (vi) there has not been in the past, and are not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters), during the Relevant Period; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million, during the Relevant Period; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its Subsidiaries uses and activities therein have at all times during the Relevant Period complied with all Environmental and Safety Laws; (xi) Target and its Subsidiaries have all the permits and licenses under Environmental and Safety Laws required to be issued and are in full compliance with the terms and conditions of those permits; and
(xii) neither Target nor any of its Subsidiaries is liable for any off-site contamination nor under any Environmental and Safety Laws.

            2.15    Taxes.

                    (a) For purposes of this Section 2.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                         (i)   The term "Taxes" shall mean all taxes, however
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                         (ii)  The term "Returns" shall mean all reports,
estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

                    (b) All Returns required to be filed by or on behalf of Target or any Subsidiary have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target or any Subsidiary under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Target or any Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target and each Subsidiary have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target or any Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target or that Subsidiary is contesting in good faith through appropriate proceedings. Neither Target nor any Subsidiary has been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

                    (c) The amount of Target's and any Subsidiary's liabilities for unpaid Taxes for all periods through the Target Balance Sheet Date do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Target Balance Sheet, and the Target Balance Sheet properly accrues in accordance with GAAP all liabilities for Taxes of Target and its Subsidiaries payable after the date of the Target Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes of Target or any Subsidiary has been incurred or material amount of taxable income has been realized (or prior to and including the Effective Time will be incurred or realized) since such date other than in the ordinary course of business.

                    (d) Acquiror has been furnished by Target true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target or any Subsidiary relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Target and its Subsidiaries for all periods since the year ended December 31, 1997.

                    (e) No audit of the Returns of or including Target and its Subsidiaries by a government or taxing authority is in process, or to Target's knowledge, pending or threatened. No deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of Target or any of its Subsidiaries, and Target has not received notice nor does it expect to receive notice that it or any Subsidiary has not filed a Return or paid Taxes required to be filed or paid. Neither Target nor any Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or to Target's knowledge, threatened against Target, any Subsidiary or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target or any Subsidiary. Target and each Subsidiary have disclosed on their federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

                    (f) Target and its Subsidiaries are not (nor have they ever been) parties to any tax sharing agreement. Since April 16, 1997, neither Target nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

                    (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Neither Target nor any Subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target or to such Subsidiary pursuant to
Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Neither Target nor any Subsidiary has agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Target and each Subsidiary will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Target or such Subsidiary received the economic benefit prior to the Closing Date. Neither Target nor any Subsidiary is, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

                    (h) The Target Disclosure Schedule contains accurate and complete information regarding Target's and its Subsidiaries' net operating losses for federal and each state tax purposes as of the date hereof. Target and its Subsidiaries have no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

            2.16    Employee Benefit Plans.

                    (a) Schedule 2.16 lists, with respect to Target, each Subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section
129), life insurance or accident insurance plans, programs or arrangements,
(iii) all contracts and agreements relating to employment and all severance agreements, with any of the directors, officers or employees of Target or its Subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Target or its Subsidiary at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target or any Subsidiary and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any Subsidiary remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any Subsidiary (together, the "Target Employee Plans").

            (b) Target has furnished to Acquiror a copy of each of the written Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service an opinion letter or favorable determination letter as to its initial qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation as of the date of the opinion or determination letter; may rely on an opinion letter issued to a prototype plan sponsor with respect to a standardized plan adopted by Target in accordance with the requirements for such reliance; or has applied to the Internal Revenue Service for such a determination letter (or has time remaining to apply for such a determination letter) prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination with respect to all periods since the date of adoption of such Target Employee Plan. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

                  (c) Except as set forth in Section 2.16(c) of the Target Disclosure Schedule, (i) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, and not exempt under
Section 408 of ERISA or Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and Target has no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980D of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any Subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee's withdrawal from, any Target Employee Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code; and (viii) no compensation paid or payable to any employee of Target or any Subsidiary has been, or will be, non-deductible by reason of application of Section 162(m) or 280G of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (d) With respect to each Target Employee Plan, Target and each of its United States Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any similar applicable state law, (ii) the applicable requirements of the Health Insurance Portability Amendments Act ("HIPAA") and the regulations thereunder and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, except with respect to (i), (ii) or (iii), to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                  (e) Except to the extent set forth in Section 2.16(e) of the Target Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Subsidiary or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

                  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan that would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

            2.17 Certain Agreements Affected by the Merger. Except as set forth in Section 2.17 of the Target Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by Target, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            2.18 Employee Matters. Target and each of its Subsidiaries are in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Target or any of its Subsidiaries under any workers compensation plan or policy or for long term disability, that are material either individually or in the aggregate. Neither Target nor any of its Subsidiaries has any material obligations under COBRA or any similar state law with respect to any former employees or qualifying beneficiaries thereunder. Except as set forth in Section 2.18 of the Target Disclosure Schedule, there are no controversies pending or, to the knowledge of Target or any of its Subsidiaries, threatened, between Target or any of its Subsidiaries and any of their respective employees or former employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does Target or any of its Subsidiaries know of any activities or proceedings of any labor union or other group to organize any such employees. Target and the Subsidiaries have not incurred any material liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and no fact or event exists that could give rise to liability under the WARN Act other than possible aggregation of past "employment losses" as that term is defined in the WARN Act, in the event that Acquiror, Merger Sub or any other entity causes such additional employment losses on or after the Closing.
Section 2.18 of the Target Disclosure Schedule contains a list of all employees who are as of the date hereof on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who as of the date hereof have requested in writing a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

            2.19    Material Contracts.

                    (a) Subsections (i) through (ix) of Section 2.19(a) of the Target Disclosure Schedule contain a list of all contracts and agreements to which Target or any Subsidiary is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target and the Subsidiaries taken as a whole (such contracts, agreements and arrangements as are required to be set forth in Section 2.19(a) of the Target Disclosure Schedule being referred to herein collectively as the "Material Contracts"), except for contracts entered into after the date hereof in accordance with
Section 4 (including those entered into pursuant to Section 5.17). Material Contracts shall include, without limitation, the following and shall be categorized in the Target Disclosure Schedule as follows:

                         (i)     each contract and agreement (other than routine
purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Target or any Subsidiary under the terms of which Target or any
Subsidiary: (A) paid or otherwise gave consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001, (C) is likely to pay or otherwise give consideration of more than $15,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $5,000;

                         (ii)    each customer contract and agreement (other
than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Target or any Subsidiary is a party which (A) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001, (C) is likely to involve consideration of more than $15,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $5,000;

                         (iii)   (A) all distributor, manufacturer's
representative, broker, franchise, agency and dealer contracts and agreements to which Target or any Subsidiary is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Target or any Subsidiary is a party which: (1) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (2) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001, or (3) are likely to involve consideration of more than $15,000 in the aggregate over the remaining term of the contract;

                         (iv)    all management contracts with independent
contractors or consultants (or similar arrangements) to which Target or any Subsidiary is a party and which (A) involved consideration or more than $10,000 in the aggregate during the calendar year ended

December 31, 2000 (B) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001 or (C) are likely to involve consideration of more than $15,000 in the aggregate over the remaining term of the contract;

                         (v)     all contracts and agreements (excluding routine
checking account overdraft agreements involving petty cash amounts) under which Target or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Target or any Subsidiary has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

                         (vi)    all contracts and agreements that limit the
ability of Target or any Subsidiary or, after the Effective Time, Acquiror or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                         (vii)   all contracts and agreements between or among
Target or any Subsidiary, on the one hand, and any affiliate of Target (other than a wholly owned subsidiary), on the other hand:

                         (viii)  all contracts and agreements to which Target or
any Subsidiary is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

                         (ix)    all other contracts or agreements (A) which are
material to Target and its Subsidiaries or the conduct of their respective businesses, (B) the absence of which would have a Material Adverse Effect on Target, or (C) which are believed by Target to be of unique value even though not material to the business of Target.

                    (b)  Except as would not have a Material Adverse Effect on
Target: (i) each Target license, each Material Contract and each other material contract or agreement of Target or any Subsidiary which would have been required to be disclosed in Section 2.19(a) of the Target Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement, and none of the Target licenses or Material Contracts is in default by its terms or has been cancelled by the other party; (ii) Target and the Subsidiaries are not in receipt of any claim of default under any such agreement; and (iii) none of Target or any of the Subsidiaries anticipates any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has made available to Acquiror true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

            2.20    Interested Party Transactions. Except as set forth in
Section 2.20 of the Target Disclosure Schedule, neither Target nor any Subsidiary is indebted to any director, officer, employee or agent of Target or any Subsidiary (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any Subsidiary. Except as set forth in Section 2.20 of the Target Disclosure

Schedule and except for purchases of the stock of public companies by directors and their immediate families between the date hereof and Closing, to Target's knowledge, none of Target or any Subsidiary's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Target or any Subsidiary (other than in connection with purchases of the Target or Subsidiary's stock) or have any direct or indirect ownership interest in any firm or corporation with which Target or any Subsidiary is affiliated or with which Target or any Subsidiary has a business relationship, or any firm or corporation which competes with Target or any Subsidiary except that officers, directors and/or stockholders of Target or any Subsidiary may own stock in (but not exceeding five percent of the outstanding capital stock of) any publicly traded companies that may compete with Target or any Subsidiary. To Target's knowledge, except as set forth in Section 2.20 of the Target Disclosure Schedule, none of Target or any Subsidiary's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with Target or any Subsidiary. Neither Target nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            2.21 Insurance. Target and each of its Subsidiaries have the policies of insurance set forth in Section 2.21 of the Target Disclosure Schedule. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds. As of the date hereof, except as set forth in Section 2.21 of the Target Disclosure Schedule, Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

            2.22 Compliance With Laws. Each of Target and its Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

            2.23 Minute Books. The minute books of Target made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and are accurate in all material respects. The minute books of Target's Subsidiaries made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the date of Target's acquisition of each Subsidiary through the date hereof, and are accurate in all material respects.

            2.24 Complete Copies of Materials. Each document Target has delivered or made available to Acquiror or its counsel in connection with their legal and accounting review of Target and its Subsidiaries, was a true correct and complete copy of such document.

            2.25 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby (other than the Target Financial Advisor (as defined in Section

2.32 below)). Target has previously furnished to Acquiror a complete and correct copy of all agreements between Target and the Target Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

            2.26 Proxy Statement. None of the information (including financial data) relating to Target, its Subsidiaries or its Affiliates (as defined in under the Securities Exchange Act of 1934, as amended) supplied by Target to be included in (a) the Proxy Statement (as defined in Section 5.8(a)) at the time the Proxy Statement is mailed to holders of Target Stock in connection with the solicitation of consents with respect to the Merger and the other transactions contemplated hereby, and at the time of the Target Special Meeting will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement as it relates to Target will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Proxy Statement is mailed. Target makes no representation or warranty with respect to any information supplied by Acquiror or Merger Sub specifically for inclusion in the Proxy Statement.

            2.27 Vote Required. The affirmative vote of the holders of a majority of the shares of Target capital stock outstanding on the record date set for the Target Special Meeting is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

            2.28 Board Approval. The Board of Directors of Target has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

            2.29    Accounts Receivable.

                    (a) Target has made available to Acquiror a list of all accounts receivable of Target and each Subsidiary reflected on the Financial Statements ("Accounts Receivable") along with a range of days elapsed since invoice.

                    (b) All Accounts Receivable of Target and its Subsidiaries arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable. No request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable, except in the ordinary course of business consistent with past practice.

            2.30 Customers. As of the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after December 31, 2000, decreased materially its usage of the services or products of Target, and to Target's knowledge, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its usage of the services or products of Target, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the Closing Date, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with Target, and to Target's knowledge, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its usage of the services or products of Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer of Target.

            2.31 Third Party Consents. Except as set forth in Section 2.31 of the Target Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

            2.32 Opinion of Financial Advisor. Target has received the opinion of SG Cowen Securities Corporation (the "Target Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Target Capital Stock pursuant to this Agreement is fair to the stockholders of Target from a financial point of view, and Target will promptly (to the extent permitted by the Target Financial Advisor), after receipt of a written copy of such opinion, deliver a copy of such opinion to Acquiror.

            2.33 Certain Contracts. On or prior to the Closing Date, Target terminated (without any further liability to Target, Acquiror or the Surviving Corporation) on terms and conditions approved by Acquiror, each of the leases and other contracts set forth in Schedule 2.33.

            2.34 Solvency. Immediately prior to the Effective Time, but after the Special Distribution, (i) the assets of Target will exceed the total amount of its liabilities on a consolidated basis, (ii) Target has the ability to pay its debts in the ordinary course of business as they mature and (iii) Target has sufficient capital resources to carry on its business as then conducted.

            2.35 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  SECTION THREE
                                  -------------

      3     Representations and Warranties of Acquiror and Merger Sub.

            Except as disclosed in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure

Schedule"), Acquiror and Merger Sub hereby jointly and severally represent and warrant to Target as follows:

            3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror.

            3.2 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Acquiror and Merger Sub have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware law). This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub, subject to the Remedies Exception.

            3.3     No Conflict; Required Filings and Consents.

                    (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by Delaware Law, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) such filings as may be required under HSR, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

            3.4 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

            3.5 Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            3.6     SEC Filings, Financial Statements.

                    (a) (i) Acquiror's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, (ii) its Quarterly Reports on Form 10-Q for the periods ended June 30, 2001, and September 30, 2001, (iii) all current reports on Form 8-K filed by Acquiror with the SEC since March 31, 2001, (the forms, reports and other documents referred to in clauses (i), (ii), and (iii) above being referred to herein, collectively, as the "Acquiror SEC Reports") (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and
(ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Acquiror and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to the lack of complete footnotes and normal and recurring year-end adjustments which did not have a Material Adverse Effect on Acquiror).

            3.7 Solvency. At the Effective Time, Acquiror will have the financial resources to pay the Aggregate Merger Consideration on the terms contained in this Agreement. Provided that Target has complied in all respects with its covenants contained in Sections 4 and 5 hereof immediately following the Effective Time on a consolidated basis: (a) the assets of Acquiror will exceed the total amount of its liabilities (b) Acquiror will be able to pay its debts in the ordinary course of business as they mature and (c) Acquiror will have sufficient capital resources, to carry on its business and the business of the Surviving Corporation as proposed to be conducted.

                                  SECTION FOUR

      4     Conduct Prior to the Effective Time.

            4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject in the case of Taxes of Target or any of its Subsidiaries, to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organization. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, with the objective that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                    (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

                    (b) Dividends; Changes in Capital Stock. Except for the Special Distribution (defined below), declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                    (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans, other than for the payment of cash in return for the cancellation of all outstanding "in the money" options prior to the Effective Time and prior to the Effective Time, the cancellation of all other options without liability to the Target or Surviving Corporation.

                    (d) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

            4.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section 4.2 of the Target Disclosure Schedule, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                    (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

                    (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and set forth in Section 2.3 of the Target Disclosure Schedule;

                    (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property, other than immaterial transfers in the ordinary course of business consistent with past practice;

                    (d) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its technology;

                    (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                    (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                    (g) Leases. Enter into operating lease in excess of $20,000;

                    (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $20,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

                    (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                    (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies or allow any insurance policy in place as of the date hereof to lapse, terminate, be cancelled or otherwise be ineffective at any time unless there is a replacement policy in place with substantially the same terms, including without limitation with respect to the deductible, scope and amount of coverage;

                    (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

                    (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides Acquiror advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

                    (m) Severance Arrangement. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date of this Agreement or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

                    (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                    (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole;

                    (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                    (q) Notices. Fail to give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

                    (r) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or in connection with the audit of its results for the period ending December 31, 2001 or the review of the Closing Balance Sheet; or

                    (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

            4.3 No Solicitation. Target and its Subsidiaries and the officers, directors, employees or other agents of Target and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of it Subsidiaries to, or afford access to the properties, books or records of Target or any of its Subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors (including changing its recommendation of this Agreement or the Merger or responding to a tender offer as required by Rules 14d-9 and 14e-2(a) under the Securities Exchange Act of 1934, as amended), and such actions shall not be considered a breach of this
Section 4.3 or any other provisions of this Agreement; provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or affirmatively endorse any Takeover Proposal or change its recommendation of this Agreement or the Merger, unless Target shall have terminated this Agreement pursuant to Section 7.1(c) and paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b). Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its Subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                                  SECTION FIVE

      5     Additional Agreements.

            5.1 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

            5.2     Consents; Cooperation.

                    (a) Each of Acquiror and Target shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, including those required under the HSR Act, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

                    (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond April 30, 2002. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                    (c) Notwithstanding anything to the contrary in Section 5.2(a) or (b), (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time or
(ii) neither Target nor its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Target.

                    (d) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of Target or its subsidiaries.

                    (e) Each of Acquiror and Target shall give or cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties (i) necessary to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Target or Acquiror from occurring prior or after the Effective Time. In the event that Acquiror or Target shall fail to obtain any third party consent, waiver or approval described in this Section 5.2(e), it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Acquiror and Target, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

                    (f) Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

            5.3     Access to Information.

                    (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its Subsidiaries' properties, books, contracts, commitments and records, and
(ii) all other information concerning the business, properties and personnel of Target and its Subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                    (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                    (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

            5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement, dated October 8, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Merger Sub agrees to be bound by the provisions of the Confidentiality Agreement to the same extent as Acquiror.

            5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with the NASD.

            5.6 FIRPTA. Target shall, prior to the Closing Date, provide Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which shall state that shares of capital stock of Target do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

            5.7 State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, Acquiror and its Board of Directors or Target and its Board of Directors, as the case may be, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

            5.8     Stockholder Approval.

                    (a) Proxy Statement. As soon as practicable after the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, and file with the SEC preliminary proxy materials relating to the meeting of Target's stockholders to be held in connection with the approval of this Agreement, and the transactions contemplated hereby (collectively with any amendments or supplements thereto, the "Proxy Statement"). In addition to containing a proposal to approve the Merger and this Agreement, the Proxy Statement will contain a proposal to amend the Target's 1999 Stock Incentive Plan to provide that any Target Options remaining unexercised at the Effective Time shall terminate unexercised by virtue of the Merger and cancelled without any action on the part of the holder thereof, provided that Acquiror may in its sole discretion waive the requirement that the proposal regarding the amendment to the 1999 Stock Incentive Plan be included in the Proxy Statement. The Proxy Statement shall constitute a disclosure document for the offer and payment of the Merger Consideration to be received by the holders of the capital stock of Target in the Merger. As promptly as practicable after comments, if any, are received from the SEC with respect to such preliminary proxy materials and after the furnishing by Target and Acquiror of all information required to be contained therein, Target shall file a definitive Proxy Statement and mail or cause to be mailed the Proxy Statement to its stockholders.

                    (b) Acquiror and Target shall each use its best efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. The information supplied by each of Acquiror and Target for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement is first mailed to the holders of capital stock of Target, (ii) the time of the Special Meeting (as defined below), and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

                    (c) The Proxy Statement shall contain the unanimous recommendation of the Board of Directors of Target that the Target stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Proxy Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

            5.9 Special Meeting of Stockholders. As promptly as practicable after the date hereof, Target shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a special meeting of its stockholders (the "Special Meeting") for the purposes of voting upon the adoption of this Agreement, and the transactions contemplated hereby. Target shall consult with Acquiror regarding the date of the Special Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Special Meeting without the consent of Acquiror. Target shall use its best efforts to solicit from the stockholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required under Delaware Law and its Certificate of Incorporation and Bylaws to effect the Merger.

            5.10 Voting Agreements and Irrevocable Proxies. Target shall use its best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause holders of more than 40% of all shares of Target Common Stock issued and outstanding to execute and deliver to Acquiror a Voting Agreement (and irrevocable proxy) concurrently with the execution of this Agreement and in any event prior to the time that the Proxy Statement is mailed to the stockholders of Target.

            5.11    Maintenance of Target Indemnification Obligations.

                    (a) Subject to and following the Effective Time, the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, indemnify and hold harmless the Indemnified Target Parties (as defined below) to the extent provided in the Bylaws or Certificate of Incorporation of Target, in each case as in effect as of the date of this Agreement. The Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, keep in effect such provisions, which shall not be amended except as required by applicable law or to make changes permitted by Delaware Law that would enlarge the rights to indemnification available to the Indemnified Target Parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Delaware Law. For purposes of this Section 5.11, "Indemnified Target Parties" shall mean the individuals who were officers, directors, employees and agents of Target on or prior to the Effective Time.

                    (b) Subject to and following the Effective Time, Acquiror and the Surviving Corporation shall be jointly and severally obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any Indemnified Target Party in enforcing the rights provided in this Section 5.11 and shall make any advances of such expenses to the Indemnified Target Party that would be available under the Bylaws or Certificate of Incorporation of Target (in each case as in effect as of the date of this Agreement) with regard to the advancement of indemnifiable expenses, subject to the undertaking of such party to repay such advances in the event that it is ultimately determined that such party is not entitled to indemnification.

                    (c) The provisions of this Section 5.11 shall be in addition to any other rights available to the Indemnified Target Parties, shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Indemnified Target Parties.

            5.12 Non-Solicitation Agreements. Prior to the Closing, Target will use its best efforts to cause John C. Bohan, Christopher J. Cardinali and Mark Roah to execute and deliver to Acquiror Non-Solicitation Agreements substantially in the form of Exhibit E attached hereto (the "Non-Solicitation Agreements").

            5.13 Target Employees. Target shall use commercially reasonable efforts to cooperate with Acquiror to ensure that employees selected by Acquiror will become employees of Acquiror. Acquiror and Target shall cooperate to identify employees of Target who are necessary or desirable for Acquiror's proposed operations and Acquiror shall offer such employees of Target employment by Acquiror after the Effective Time. Each such offer shall (i) include a compensation package in accordance with Acquiror's compensation policy, (ii) to the extent permitted by Acquiror's employee benefit programs, enable such eligible employee to participate in Acquiror's employee benefit programs and other individual benefits as outlined in each employee's individual offer, such as life insurance, health, medical, dental and vision coverage and the Acquiror's 401(k) plan (collectively, "Acquiror's Plans"), and (iii) be in the form of an individual offer letter prepared in accordance with Acquiror's customary form. Such persons, if they accept employment, shall be "at will" employees and may be terminated by Acquiror at any time for any reason or for no reason.

            5.14 De-Listing. Acquiror and Target shall use their reasonable best efforts to cause the Surviving Corporation to cause the Target Common Stock to be de-listed from the Nasdaq National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

            5.15 Section 16(b). Target shall take all such steps as may be required to cause the transactions contemplated by this Agreement and any other dispositions of Target equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of Target to be exempt under Rule 16b-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, including setting forth in the Proxy Statement the name and equity holdings of each such director and officer, the number of securities to be disposed of by each, the material terms of any derivative securities held by each and that shareholder approval is being sought for purposes of exempting such persons' transactions in securities under Rule 16b-3.

            5.16    Closing Balance Sheet; Purchase Price Adjustment.

                    (a) Following that date on which Target has received proxies representing in excess of 50% of its voting securities, directing that the relevant holders shares of Target be voted in favor of approving this Agreement, and the transactions contemplated hereby, Target shall certify to Acquiror that it has received such proxies and they are currently effective. Thereafter Target and Acquiror shall agree on a date, and such date shall be designated the "Closing Balance Sheet Date." The Closing Balance Sheet Date shall be either the last day of the month preceding the month in which the requisite number of proxies are received (the "Proxy Month") or the last day of the Proxy Month. The Closing Balance Sheet Date shall be the last day of the month preceding the Proxy Month if the Closing Balance Sheet can be prepared, reviewed by Arthur Andersen LLP ("Arthur Andersen") as set forth below, reviewed by Acquiror and all conditions to closing are satisfied prior to the end of the Proxy Month. In all other events, the Closing Balance Sheet Date shall be the last date of the Proxy Month. The Closing Date shall occur during the month following the Closing Balance Sheet Date, provided however, that in no event shall Acquiror be required to close on a date other than, at its sole option, the last day of the month following the month in which the Closing Balance Sheet Date occurs or the first day of the succeeding month. Notwithstanding the foregoing, if all closing conditions have not been satisfied by the date on which the Closing would otherwise occur pursuant to the previous sentence, then a new Closing Balance Sheet Date shall be set as the end of the month following the month in which the previous Closing Balance Sheet Date fell and the Closing Date again determined pursuant to the foregoing. This process will be repeated until the first to occur of (i) Effective Time or (ii) the termination of this Agreement. The foregoing shall not be deemed to modify any of the dates by which the Special Meeting must occur or the transaction must be consummated, as set forth in Section 7.

                    (b) Immediately following the Closing Balance Sheet Date, Target shall prepare a balance sheet of Target (on a consolidated basis) as of the Closing Balance Sheet Date. Target shall prepare such balance sheet in accordance with GAAP in a manner consistent with the manner in which Target's audited consolidated balance sheet as of December 31, 2001 was prepared and Target shall cause Arthur Andersen, its independent auditors, to perform procedures (similar to those of a SAS No. 71 review "Interim Financial Information") on the balance sheet so prepared as expeditiously as practicable. Prior to beginning such review, Arthur Andersen shall deliver to Acquiror a description of the review procedures it intends to follow. Acquiror may then make reasonable modifications to such review procedure. Arthur Andersen shall not initiate its review until Acquiror and Arthur Andersen have agreed upon such review procedures. Upon completion of the Arthur Andersen review, the reviewed balance sheet as of the Closing Balance Sheet Date (the "Closing Balance Sheet") shall immediately be furnished to Acquiror. Acquiror shall have the opportunity to review the Closing Balance Sheet and ask questions of Arthur Andersen and Target regarding the Closing Balance Sheet. Acquiror may propose changes and adjustments to the Closing Balance Sheet, which will be considered in good faith by Target and Arthur Andersen. If any such changes or adjustments are made, the Closing Balance Sheet as so changed or adjusted shall be the "Closing Balance Sheet" for purposes of the adjustments to the Cash Account set forth below.

                    (c) At the Closing Balance Sheet Date, Target shall have unrestricted cash (the "Cash Account") in an amount equal to $4,840,000, subject to adjustment as follows:

                         (i)   To the extent that there is less than $4,840,000
in unrestricted cash held by Target at the Closing Balance Sheet Date, the Cash Account shall be increased on a dollar for dollar basis.

                         (ii)  To the extent that Payables exceed Assets, Cash
Account shall be increased on a dollar for dollar basis by the amount of such excess. To the extent that Assets exceed Payables, the Cash Account shall be decreased on a dollar for dollar basis by the amount of such difference. For purposes of this adjustment, (i) "Payables" shall mean any liability which may have cash consequences to the Surviving Corporation or Acquiror, appearing on the Closing Balance Sheet other than (A) the unamortized balance from the adMonitor sale proceeds, (B) accrued vacation for employees that Acquiror is retaining following the Effective Time, (C) the note payable to Novus List Marketing, LLC (not to exceed $750,000) and (D) any liabilities relating to the matters set forth in Section 5.17 that are paid in cash between the date hereof and the Closing and (ii) "Assets" shall mean any asset appearing on the Closing Balance Sheet other than cash and cash equivalents, restricted cash, real estate security deposits, fixed assets, capital leases and goodwill.

                         (iii) To the extent that there is less than $1,390,000
in cash pledged to secure letters of credit (which letters of credit secure real property lease obligations) held by Target at the Closing Balance Sheet Date, the Cash Account shall be increased on a dollar for dollar basis, provided, however, that if the reason for the reduction in the amount of such cash is the termination of the related lease with no further liability to Target or the Surviving Corporation, then there shall be no adjustment in the Cash Account for such reduction.

                         (iv)  To the extent that there is less than $387,000
in security deposits (not subject to any offset or claim) held by Target at the Closing Balance Sheet Date under Target's leases, the Cash Account shall be increased on a dollar for dollar basis, provided, however, that if the reason for the reduction in the amount of security deposits is the termination of the related lease with no further liability to Target or the Surviving Corporation, then there shall be no adjustment in the Cash Account for such reduction.

                         (v)   To the extent that Target's liabilities set forth
on Schedule 5.16(c)(v) of the Target Disclosure Schedule are settled and Target procures a release of all such liabilities in form reasonably satisfactory to Acquiror prior to the Effective Time, the Cash Account shall be decreased by $100,000.

                         (vi)  The Cash Account shall be increased by the
Warrant Amount, if any.

                        (vii) The Cash Account shall be increased by the Insurance Amount, if any.

                    (d) Nothing contained herein shall in any way affect or modify any of the conditions to Acquiror's obligation to close contained herein, including without limitation the requirement that the holders of a majority of the shares of stock of Target approved this Agreement, and the transactions contemplated hereby at the Special Meeting.

            5.17 Certain Pre-Closing Actions. Without limiting anything else contained herein, Target shall have done the following on or before the Closing
Date:

                    (a) Terminated (i) that certain Akamai EdgeSuite Services - Platinum Order Form dated June 29, 2001 (as amended) by and between Target and Akamai Technologies, Inc., (ii) that certain Akamai FreeFlow Services Change Order Form dated July 31, 2000 by and between Target and Akamai Technologies, Inc. and (iii) that certain Internet Data Center Services Agreement dated March 31, 1999 by and between Target and Exodus Communications in such a manner that there is no further liability or obligation of Target or Surviving Corporation thereunder.

                    (b) Paid all amounts owed to any law firm, accounting firm, investment banking firm or any other professional advisor (including without limitation, Paul, Hastings, Janofsky & Walker LLP, Arthur Andersen and the Target Financial Advisor) for any services rendered prior to the Effective Time, including without limitation any services relating to the transactions contemplated hereby, all in such a manner that there is no further liability or obligation of Target or Surviving Corporation to any of the foregoing.

                    (c) Terminated each employee of Target other than those which Acquiror has indicated it wished to retain as set forth in Section 5.13, paid or provided each such employee all notices and all severance and other benefits to which such employee is entitled and otherwise complied with all applicable laws in connection with such terminations, all in such a manner that there is no further liability or obligation of Target or Surviving Corporation relating to any of the foregoing. (d) Paid all amounts to which any employee is entitled under any severance arrangement, whether or not such employee is being terminated in connection with the Merger and obtained a release of all claims under any such severance arrangement from each employee who receives a severance payment, other than from employees who have a contractual right to receive a severance payment without providing such a release with respect to which Target shall use it reasonable best efforts to obtain a release.

                    (e) Paid its entire commitment to DoubleClick Inc. under that certain Master Services Agreement, dated as of October 2, 2001, by and between Target and DoubleClick Inc. and any other agreement related thereto, such that neither Target nor Surviving Corporation will have any further commitment or obligation to pay any amounts to DoubleClick Inc. under such agreements.

                    (f) Procured a "tail" policy to Target's existing Directors and Officers Liability Insurance in an amount not less than $25,000,000, which shall cover the directors and officers of Target for occurrences prior to the Effective Time for a period equal to three years with respect to the causes of action covered by such insurance. Target shall use its reasonable best efforts to obtain such a policy with a deductible equal to or less than $200,000, provided that if Target cannot obtain a policy with such a deductible despite exercising its reasonable best efforts, then the Cash Account shall be increased by an amount equal to $50,000 (the "Insurance Amount") and provided, further, that in no event shall the deductible be an amount greater than $500,000.

                    (g) Paid Novus List Marketing LLC to settle the earnout payable under that certain Asset Purchase Agreement by and among Target and Novus List Marketing LLC dated as of May 14, 2001, for the period through the Effective Time and shall have procured from Novus List Marketing LLC an agreement and release in form and substance reasonable satisfactory to Acquiror and its counsel pursuant to which Novus List Marketing LLC agrees that it has been paid (or been otherwise compensated for) that portion of the earnout relating to the period prior to the Effective Time and releases any claims based on the earnout and relating to the period prior to the Effective Time.

                    (h) Paid the participants (the "Participants") of Target's Direct/Offline 2001 and 2002 Bonus Plan (the "Direct Bonus Plan") to settle any bonuses relating to the period through the Effective Time and shall have procured from Joanne Capria (individually and on behalf of the Participants) an agreement and release in form and substance reasonably satisfactory to Acquiror and its counsel pursuant to which Joanne Capria (individually and on behalf of the Participants) agrees that she and the Participants have been paid (or been otherwise compensated for) that portion of their bonus relating to the period prior to the Effective Time and release any claims based on any bonus under the Direct Bonus Plan and relating to the period prior to the Effective Time, which agreement may be the same agreement referred to in (g) above.

                    (i) Terminated and cancelled all of the Target Options without further liability or obligation to Acquiror or Surviving Corporation in connection with such Target Options and used its reasonable best efforts to procure from each holder of unexercised Target Options a duly executed Letter Agreement acknowledging the cancellation of such unexercised options and the release of the Surviving Corporation from any and all liability or obligation in connection with each of such holder's Target Options and terminated (by causing the exercise thereof or otherwise) all outstanding warrants (other than as set forth in Section 1.6(c)(ii)), other convertible securities or rights to purchase securities of Target.

                    (j) Supplied Acquiror with its audited balance sheets and the related audited consolidated statements of income and changes in stockholders' equity and cash flow as of and for the fiscal year ended December 31, 2001. Each of such consolidated financial statements (including, in each case, any notes thereto) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each will fairly present the consolidated financial position, results of operations and cash flows of Target and the consolidated Subsidiaries as at the date thereof and for the period therein in accordance with GAAP.

            5.18 Conduct Following Closing Balance Sheet Date. In addition to continuing to comply with all other covenants and agreements contained herein, for the period from the Closing Balance Sheet Date until the first to occur of the Effective Time and the termination of this Agreement, Target shall reasonably consult with Acquiror on a regular basis regarding all operational matters. From February 1, 2002 until the first to occur of the Effective Time and the termination of this Agreement, Acquiror shall be permitted to place one or more of its employees or agents in any office or offices of Target in order to ensure compliance with this Agreement. Such employee(s) shall have the right to review all transactions and approve (which approval shall not be unreasonably withheld) all cash expenditures. Without limiting the foregoing, Target shall not, without the prior consent of Acquiror (which shall not be unreasonably withheld) (a) make any cash expenditures (except expenditures expressly contemplated hereby and payments made in the ordinary course of Target's business consistent with past practice for payroll, rent, utilities and taxes), (b) terminate or hire any employees, (c) take any of the actions described in Sections 4.1 or 4.2 (except as set forth in Section 4.2 of the Target Disclosure Schedule), provided that for purposes of this Section 5.18, all ordinary course of business, substantiality, materiality or similar qualifiers and all dollar thresholds contained therein shall be disregarded. Notwithstanding the foregoing sentence, Acquiror's consent shall not be required with respect to ad sales transactions (online, email and list management) pursuant to insertion orders or purchase orders in the ordinary course of business consistent with past practice.

            5.19 401(k) Plan. Prior to the Effective Time the Target will take such action as is necessary, to terminate its 401(k) Plan (the "Target 401(k) Plan") and also will take all necessary action to ensure that each participant in the Target 401(k) Plan is fully vested in his or her account balance under the Target 401(k) Plan.

            5.20 Special Distribution. Prior to the date of the Target Special Meeting, the Board of Directors of Target shall have declared a special distribution (the "Special Distribution") contingent upon stockholder approval of this Agreement, and the transactions contemplated hereby, such Special Distribution to take place immediately prior to the Effective Time. The amount of the Special Distribution shall be equal to the cash held by Target at the Closing Balance Sheet Date minus the amount required to be in the Cash Account and all amounts spent by Target following the Closing Balance Sheet Date in order to satisfy all of its obligations under Section 5.17.

            5.21 Tax Consolidation. After the Effective Time Acquiror shall file consolidated Tax returns and shall include the Surviving Corporation in its consolidated Tax group, for at least the taxable period of Acquiror during which the Effective Time occurs.

            5.22 Cobra Benefits. Acquiror agrees to treat all current and former Target employees (and their beneficiaries) who (1) lose coverage in connection with the termination of Target's group health plans or the transactions contemplated by this Agreement, including termination of employment, or (2) would be entitled to elect COBRA continuation coverage under Target's group health plans but for the termination of those plans and the transactions contemplated by this agreement, as "M & A qualified beneficiaries" under Treasury Regulation Section 54.4980B-9, and as entitled to elect COBRA continuation coverage under the Acquiror's group health plans as of the date the employees (and their beneficiaries) otherwise would lose their group health plan coverage. Acquiror shall offer each of them the ability to purchase COBRA continuation coverage under Acquiror's group health plans on the same terms and conditions as Acquiror makes COBRA continuation coverage available to its current and former employees (and their beneficiaries).

                                   SECTION SIX

      6     Conditions to the Merger.

            6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                    (a) Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted by the holders of a majority of the shares of the capital stock of Target outstanding as of the record date set for the Special Meeting.

                    (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                    (c) Governmental Approval. Acquiror, Target and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under HSR, under the Securities Act and under any state securities laws.

            6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                    (a) Representations, Warranties and Covenants (i) Each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                    (b)  Certificates of Acquiror.

                         (i)   Compliance Certificate of Acquiror. Target shall
have been provided with a certificate executed on behalf of Acquiror by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) has been satisfied with respect to Acquiror.

                         (ii)  Certificate of Secretary of Acquiror. Target
shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Acquiror certifying:

                               (A)   Resolutions duly adopted by the Board of
Directors and the stockholders of Acquiror authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                               (B)   the incumbency of the officers of
Acquiror executing this Agreement and all agreements and documents contemplated hereby.

                    (c)  Certificates of Merger Sub.

                         (i)   Compliance Certificate of Merger Sub. Target
shall have been provided with a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) has been satisfied with respect to Merger Sub.

                         (ii)  Certificate of Secretary of Merger Sub. Target
shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

                               (A)   Resolutions duly adopted by the Board of
Directors and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                               (B)   the incumbency of the officers of Merger
Sub executing this Agreement and all agreements and documents contemplated hereby.

                    (d) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole, after the date hereof.

                    (e) Legal Opinion. Target shall have received a legal opinion from counsel to Acquiror in substantially the form of Exhibit F.

            6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the

Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                    (a)   Representations, Warranties and Covenants.

                    (i) Except for the representations and warranties listed in clause (ii), each of the representations and warranties of Target in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Target in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), with respect to Section 2.12 hereof, the incurrence of encumbrances which in the aggregate do not exceed $20,000 shall not be deemed to be a material breach thereof and with respect to the first sentence of Section 2.15(e), Tax audits which are likely to result in no Losses or Losses in an amount less than $50,000 shall not be deemed to be a material breach thereof,

                    (ii) The representations and warranties in (A) Section 2.5(a)(ii) (only with respect to insertion orders entered into after the date hereof on a form prepared by a third party, judgments, orders or decrees arising after the date hereof and laws, statutes ordinances, rules or regulations enacted after the date hereof and permits which become required after the date hereof),
                          (B) Section 2.8(e), (j), (m) and (n), (C) clause (i) of Section 2.10 (with respect only to injunctions, judgments, orders or decrees which would have no material effect on Acquiror or Surviving Corporation, assuming consummation of the transactions contemplated hereby) (D) the first sentence of Section 2.13(c), clause (ii) of the first sentence of Section 2.13(e) and the third and last sentences of Section 2.13(e),
                          (E) the second sentence of Section 2.15(e), (F) the last sentence of Section 2.16(b), the third sentence of Section 2.16(c), (G) the first sentence of Section 2.18, (H) the first and second sentences of Section
                          2.30 and (I) 2.35, only to the extent it is being applied to one of the representations listed in this clause (ii), shall be true and correct in all respects (disregarding for this purpose all materiality, Material Adverse Effect, ordinary course of business and similar qualifiers), on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except to the extent that the failure of any such representation or warranty to be true as of the Effective Time, when combined with all other representations and warranties not true at the Effective Time, does not have a Material Adverse Effect on Target, and

                    (iii) Target shall have performed and complied in all
                          material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                    (b) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Target and its subsidiaries, taken as a whole, after the date hereof.

                    (c)  Certificates of Target.

                         (i)   Compliance Certificate of Target. Acquiror and
Merger Sub shall have been provided with a certificate executed on behalf of Target by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.3(a) and (b) above has been satisfied.

                         (ii)  Certificate of Secretary of Target. Acquiror and
Merger Sub shall have been provided with a certificate executed by the Secretary of Target certifying:

                               (A)   Resolutions duly adopted by the Board of
Directors and the stockholders of Target authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                               (B)   The Certificate of Incorporation and Bylaws
of Target, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                               (C)   the incumbency of the officers of Target
executing this Agreement and all agreements and documents contemplated hereby.

                    (d) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it that Target has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger as set forth in Sections 5.2(a) and (f).

                    (e) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                    (f) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form of Exhibit G.

                    (g) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger, as set forth in
Section 5.6 above.

                    (h) Resignation of Directors and Officers. Acquiror shall have received letters of resignation from each of the directors and officers of Target in office immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

                    (i) Non-Solicitation Agreements. Each of the persons set forth in Section 5.12 above shall have executed a Non-Solicitation Agreement substantially in the form attached hereto as Exhibit E.

                    (j) Certain Information Required by the Code. Each holder of Target Stock or Target Options who holds 10% or more (by value) of the interests in Target immediately prior to the Merger, within the meaning of
Section 1060(e) of the Code, and who, in connection with the Merger, enters into a Non-Solicitation Agreement or other agreement with Target or the Surviving Corporation (or is related to any person who enters into any such contract or agreement, within the meaning of Section 267(b) or Section 707(b)(1) of the
Code) shall furnish Acquiror with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Acquiror may reasonably request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

                    (k) Termination of Target's 401(k) Plan. If Target maintains or sponsors a plan subject to Section 401(k) of the Code, Target's Board of Directors shall have adopted a resolution terminating such plan contingent on the Closing and effective as of at least one calendar day prior to the Effective Time.

                    (l) Termination and Release Agreements. Each of John Bohan, Tom Sebastian, Mark Roah and Christopher J. Cardinali shall have executed a Termination and Release Agreement substantially in the form attached hereto as Exhibit C. Each of Keith Kaplan, Tom Sebastian and Peter Huie shall have executed and delivered their respective employment letters (or consulting agreements) with the Surviving Corporation in the form attached hereto as Exhibit H.

                    (m) Voting Agreements. William Apfelbaum, John Bohan, Mark Roah and C.J. Cardinali shall have agreed in writing to vote for approval of the Merger pursuant to Voting Agreements and such executed Voting Agreements (with irrevocable proxies) shall have been delivered to Acquiror and no such shareholder shall have taken any action to revoke any such proxy.

                    (n) Pre-Closing Actions. Acquiror shall have completed its review of the Closing Balance Sheet as contemplated by Section 5.16 and Target shall have completed each of the Pre-Closing Actions set forth in Section 5.17 and shall have provided Acquiror with satisfactory evidence thereof.


                                  SECTION SEVEN

      7.    Termination, Amendment and Waiver.

            7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated and the Merger may be abandoned:

                    (a) by mutual consent duly authorized by the Boards of Directors of each of Acquiror and Target;

                    (b) by either Acquiror or Target, if, without fault of the terminating party,

                         (i)   the Effective Time shall not have occurred on or
before April 30, 2002 (or such later date as may be agreed upon in writing by the parties); provided, however, that if a request for additional information is received from a Governmental Entity pursuant to the HSR Act, such date shall be extended to the 90th day following acknowledgment by such Governmental Entity that Acquiror and Target have complied with such request, but in no event shall such date be later than June 30, 2002;

                         (ii)  there shall be any applicable federal or state
law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                         (iii) the Special Meeting shall have been held, and the
required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote duly held at the Special Meeting or at any adjournment thereof;

                    (c)  by either Acquiror or Target, if:

                         (i)   the Board of Directors of Target shall have
withdrawn or modified, or shall have resolved to withdraw or modify, its recommendation of this Agreement or the Merger in a manner adverse to Acquiror, or the Board of Directors of Target shall have recommended any Superior Proposal;

                         (ii)  Target receives an unsolicited proposal that
constitutes a Superior Proposal, and either (A) Target (or its Board of Directors) breaches its obligations to promptly notify Acquiror pursuant to Section 4.3, or (B) the Board of Directors of Target fails to terminate discussions with the maker of such proposal and its agents within ten calendar days after such proposal is first received by Target or any of its officers, directors or agents; or

                         (iii) a tender offer or exchange offer for 15% or more
of the outstanding shares of capital stock of Target is commenced, and the Board of Directors of Target, within ten calendar days after such proposal is first received by Target or any of its officers, directors or agents, fails to recommend against acceptance of, or takes no position with respect to the acceptance of, such tender offer or exchange offer by Target's stockholders.

                    (d)  by Acquiror, if

                         (i)   Target shall materially breach any of its
representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days (30 calendar days with respect to breaches caused by a failure to pay withholding taxes between signing and Closing) of receipt by Target of written notice of such breach, provided that Acquiror is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured and provided further, that with respect to a material breach of the first sentence of Section 2.15(e), the addition to the Cash Account of the probable Losses associated with such audit shall be deemed to be a cure of such breach; or

                         (ii)  for any reason Target fails to call and hold the
Special Meeting by March 31, 2002;

                    (e) by Target, if Acquiror shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days following receipt by Acquiror of written notice of such breach, provided that Target is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured.

            7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) this Section 7.2 and Section 9 (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

            7.3     Expenses and Termination Fees.

                    (a) Subject to subsection (b) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers, shall be paid by the party incurring such expense.

                   (b)   In the event that this Agreement is terminated

                         (i)   by either Acquiror or Target pursuant to Section
7.1(c),

                         (ii)  by either Acquiror or Target pursuant to Section
7.1(b)(i) or (iii) and, prior to the time of the Special Meeting, Target shall have received an unsolicited proposal that constitutes a Superior Proposal or a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Target is commenced, which proposal or offer at the time of the meeting of Target's stockholders shall not have been (x) rejected by Target or
(y) withdrawn by the third party making such proposal or offer, or

                         (iii) by Acquiror pursuant to Section 7.1(d), due in
whole or in part to any failure by Target to use its best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's Affiliates to take any actions required to be taken hereby, and prior thereto Target shall have received an unsolicited proposal that constitutes a Superior Proposal or a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Target is commenced, which proposal or offer at the time of the meeting of Target's stockholders shall not have been (x) rejected by Target or (y) withdrawn by the third party making such proposal or offer, then Target shall reimburse Acquiror for all out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the reasonable fees and expenses of its advisors, accountants, legal counsel and financial printers), and, in addition, Target shall promptly pay to Acquiror the sum of $510,000.

            7.4 Amendment. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the stockholders of Target or Merger Sub.

            7.5 Extension; Waiver. At any time prior to the Effective Time any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  SECTION EIGHT

      8     Indemnification.

            8.1 Expiration of Representations and Warranties. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time. All covenants to be performed after the Effective Time shall continue indefinitely in accordance with the terms thereof.



            8.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

                    (a)   if to Acquiror or Merger Sub, to:
                          6300 Wilshire Blvd
                          Suite 1700
                          Los Angeles, CA 90048
                          Attention:  General Counsel
                          Facsimile No.: (323) 658-5414
                          Telephone No.: (323) 658-9089

                          with a copy to:

                          J. Keith Biancamano
                          Orrick, Herrington & Sutcliffe LLP
                          777 S. Figueroa St.
                          32nd Floor
                          Facsimile No.: (213) 612-2499
                          Telephone No.: (213) 629-2020

                    (b)   if to Target, to:

                          4499 Glencoe Avenue
                          Marina del Rey, CA 90292
                          Attention: Chief Executive Officer
                          Facsimile: (310) 578-9942
                          Telephone: (310) 751-0200
                          with a copy to:

                          Robert A. Miller, Jr., Esq.
                          Paul, Hastings, Janofsky & Walker LLP
                          555 South Flower Street
                          Twenty-Third Floor
                          Los Angeles, CA 90071
                          Facsimile: (213) 627-0705
                          Telephone: (213) 683-6254

            8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 2, 2002. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            8.4 Counterparts. This Agreement may be executed in two or more counterparts (which may be facsimile), each of which shall be deemed an original and all of which together shall constitute one instrument.

            8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c), 1.7 5.11 and 5.21, and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

            8.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

            8.8 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

            8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            8.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon the parties and their respective successors and assigns.



                            [Signature Page Follows]

      Target, Acquiror and Merger Sub have executed this Agreement as of the date first written above.

                                    TARGET

                                    L90, Inc.


                                    By:  /s/ John Bohan
                                         -------------------------------------

                                    Name: John Bohan
                                         -------------------------------------
                                                       (Print)
                                    Title: CEO
                                          ------------------------------------

                                    Address:
                                            ----------------------------------



                                    ACQUIROR

                                    eUniverse, Inc.


                                    By:  /s/ Brad Greenspan
                                         -------------------------------------

                                    Name: Brad Greenspan
                                         -------------------------------------
                                                       (Print)
                                    Title: Chairman
                                          ------------------------------------

                                    Address:
                                            ----------------------------------



                                    MERGER SUB:

                                    L90 Acquisition Corporation



                SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                    By:  /s/ Brad Greenspan
                                         -------------------------------------

                                    Name: Brad Greenspan
                                         -------------------------------------
                                                       (Print)
                                    Title: Chairman
                                          ------------------------------------

                                    Address:
                                            ----------------------------------

                                    EXHIBITS
                                    --------



      Exhibit A -    Certificate of Merger

      Exhibit B -    Voting Agreement

      Exhibit C -    Termination and Release Agreement

      Exhibit D -    Letter Agreement

      Exhibit E -    Non-Solicitation Agreement

      Exhibit F -    Legal Opinion from Acquiror's Counsel

      Exhibit G -    Legal Opinion from Target's Counsel

      Exhibit H -    Form of Consulting Agreement

                   ANNEX B - SECTION 262 OF THE DELAWARE LAW

Section 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                         ANNEX C - OPINION OF SG COWEN

January 2, 2002



Board of Directors
L90, Inc.
4499 Glencoe Avenue
Marina Del Rey, CA 90292

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of L90, Inc., a Delaware corporation ("L90" or the "Company") of the Transaction Price (as defined below) to be paid pursuant to the terms of that certain Agreement and Plan of Merger, to be dated as of January 2, 2002 (the "Agreement"), by and among the Company, eUniverse, Inc. ("eUniverse" or the "Acquirer"), and a wholly-owned subsidiary of Acquirer ("Merger Sub").

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth therein, the Agreement provides for the acquisition of L90 through the statutory merger of Merger Sub with and into L90 (the "Merger"), with L90 continuing as the surviving entity and as a wholly-owned subsidiary of eUniverse. Pursuant to the Merger, each outstanding share of L90 common stock, par value $.001 per share, shall be converted into the right to receive $0.20 per share in cash (the "Merger Consideration"). Prior to the Merger, the Board of Directors of L90 will declare a special distribution (the "Special Distribution") payable immediately prior to the effective time of the Merger to each outstanding shareholder of L90 common stock. The amount of the Special Distribution (the "Distribution Price per Share") and the Merger Consideration are collectively referred to as the "Transaction Price". The Special Distribution and the Merger are collectively referred to as the "Transaction".

SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates actively trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of July 25, 2000, as amended on November 13, 2000, November 29, 2000 and October 23, 2001, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for providing this Opinion. SG Cowen and its affiliates in the ordinary course of business have from time to time provided commercial and investment banking services to the Company and have received fees for the rendering of such services.

Board of Directors
L90, Inc.
January 2, 2002
Page 2


In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

    o  a draft of the Agreement dated December 28, 2001;

    o certain publicly available information for the Company, and certain other relevant financial and operating data furnished to SG Cowen by the management of the Company;

    o certain internal financial forecasts, reports and other information concerning the Company (the "Company Forecasts"), prepared by the management of the Company;

    o certain analysis concerning the liquidation of the Company's assets (the "Liquidation Values") prepared by the management of the Company;

    o First Call estimates and financial projections contained in Wall Street analyst reports ("Wall Street Projections") for the Company;

    o discussions we have had with certain members of the management of the Company concerning the historical and current business operations, financial conditions and prospects of the Company and such other matters we deemed relevant;

    o the reported prices and trading histories of the Company's common stock as compared to the reported prices and trading histories of certain publicly traded companies we deemed relevant;

    o certain operating results of the Company as compared to certain operating results, to the extent publicly available, of certain publicly traded companies we deemed relevant;

    o certain financial terms of the Transaction as compared to the financial terms, to the extent publicly available, of certain selected business combinations we deemed relevant; and

    o such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. In addition, we have not conducted nor assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the Company Forecasts and the Liquidation Values which we examined were reasonably prepared by the management of the Company on bases reflecting the currently available estimates as to the future performance of the Company and as to the liquidation value of the Company, respectively. We express no opinion with

Board of Directors
L90, Inc.
January 2, 2002
Page 3


respect to such forecasts or liquidation values. In addition, we have assumed and the management of the Company has informed us that the Distribution Price per Share will be at least $1.80. We express no opinion with respect to the calculation of the Distribution Price per Share. In view that the Company Forecasts and Wall Street Projections did not provide us with forecasts beyond the calendar year ended 2002, we did not take into consideration the results of a discounted cash flow analysis in reaching our Opinion.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials. With respect to all legal matters relating to the Company and the Transaction, we have relied, to the extent we deemed appropriate, on the advice of legal counsel to the Company. Our services to the Company in connection with the Transaction have been comprised of rendering an Opinion, from a financial point of view, with respect to the Transaction Price. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

For purposes of rendering our Opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this Opinion may be reproduced in its entirety in any proxy statement relating to the Transaction filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, provided that this Opinion is reproduced in such proxy statement in full and that any description of or reference to SG Cowen or summary of this Opinion in such proxy statement will be in a form reasonably acceptable to SG Cowen and its counsel. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We are not expressing any opinion as to what the value of the Company's common stock has been or will be following the announcement of the Transaction, nor have we considered the tax implications of the Transaction, nor are we expressing any opinion with respect to any other alternative transaction or liquidation, to the stockholders of the Company. We have not been requested to opine as to, and our Opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative strategies or transactions or the Company's underlying business decision to effect the Transaction except that with your consent, we have considered in reaching our opinion the Liquidation Values.

Board of Directors
L90, Inc.
January 2, 2002
Page 4


Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Transaction Price to be paid pursuant to the Agreement is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,



SG Cowen Securities Corporation